                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Under Rule 14a-12

                       WEITZER HOMEBUILDERS INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
       5) Total fee paid:

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[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       --------------------------------------
       2) Form, Schedule or Registration Statement No.:

       --------------------------------------
       3) Filing Party:

       --------------------------------------
       4) Date Filed:

       --------------------------------------

                       WEITZER HOMEBUILDERS INCORPORATED
                         (d/b/a Century Builders Group)

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          to be held on April 20, 2000

TO ALL SHAREHOLDERS OF WEITZER HOMEBUILDERS INCORPORATED:

     NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of Weitzer Homebuilders Incorporated (d/b/a Century Builders Group), a Florida corporation, (the "Company") will be held at the offices of Akerman, Senterfitt & Eidson, P.A. located at One S.E. Third Avenue, 28th Floor, Miami, Florida 33131, on April 20, 2000 at 11:00 a.m., local time, for the following purposes:

     1. To approve an amendment to the Company's Articles of Incorporation to change the Company's name to "Century Builders Group, Inc."

     2. To approve an amendment to the Company's Articles of Incorporation, to provide for only one class of Common Stock, $.001 par value per share, and in so doing to effectuate the automatic conversion of outstanding shares of Class A Common Stock and outstanding shares of Class B Common Stock into a like number of shares of the Company's newly designated Common Stock;

     3. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company to 95,000,000 shares, $.001 par value per share.

     4. To elect six Directors for a term of one year and until their successors are duly elected and qualified;

     5. To ratify the appointment of Deloitte & Touche LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

     6. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on March 20, 2000, are entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

     UNDER THE FLORIDA BUSINESS CORPORATION ACT, EACH SHAREHOLDER WHO OBJECTS TO THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION RELATING TO THE ELIMINATION OF THE TWO CLASSES OF COMMON STOCK SHALL BE ENTITLED TO ASSERT STATUTORY DISSENTERS' RIGHTS; PROVIDED HOWEVER THAT, IN ORDER TO ASSERT SUCH RIGHTS, A SHAREHOLDER IS REQUIRED TO ADHERE STRICTLY TO CERTAIN STATUTORY REQUIREMENTS. SHAREHOLDERS INTENDING TO EXERCISE THEIR DISSENTERS' RIGHTS MUST FILE WITH THE COMPANY BEFORE THE SPECIAL MEETING, OR AT THE SPECIAL MEETING BUT BEFORE THE VOTE ON SUCH AMENDMENT, A WRITTEN OBJECTION TO SUCH AMENDMENT, INCLUDING A STATEMENT THAT THEY INTEND TO DEMAND PAYMENT FOR THEIR SHARES IF SUCH AMENDMENT IS APPROVED. MOREOVER, SHAREHOLDERS SHOULD BE AWARE THAT A PROXY OR VOTE AGAINST SUCH AMENDMENT SHALL NOT CONSTITUTE SUCH A DEMAND. A STATEMENT WITH RESPECT TO THE RIGHTS OF DISSENTING SHAREHOLDERS IS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.



                                         By Order of the Board of Directors,

                                         KEYLA ALBA-REILLY,
                                         Secretary

Miami, Florida
March 23, 2000


          WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON, SHOULD THEY SO DESIRE.

                       WEITZER HOMEBUILDERS INCORPORATED
                         (d/b/a Century Builders Group)
                             7270 N.W. 12th Street
                                   Suite 410
                              Miami, Florida 33126


                           ------------------------

                                PROXY STATEMENT

                           ------------------------


     The accompanying proxy is solicited by the Board of Directors of Weitzer Homebuilders Incorporated (d/b/a Century Builders Group) a Florida corporation (the "Company"), for the Special Meeting of Shareholders (the "Special Meeting"), of the Company to be held at the offices of Akerman, Senterfitt & Eidson, P.A., located at One S.E. Third Avenue, 28th Floor, Miami, Florida 33131, on April 20, 2000 at 11:00 a.m., local time.

     All proxies duly executed and received will be voted on all matters presented at the Special Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted in favor of the amendments to the Company's Articles of Incorporation to change the Company's name, to eliminate the two classes of Common Stock currently outstanding and to provide for only one class of Common Stock, $.001 par value per share, to be so designated as Common Stock, and to increase the authorized shares of Common Stock of the Company to 95,000,000 shares, $.001 par value per share; and in favor of all named nominees to the Company's Board of Directors for the term of one year and until their successors are duly elected and qualified; and for the ratification of Deloitte & Touche LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2000. The Board of Directors of the Company does not anticipate that any of the nominees for election to the Board of Directors will be unavailable for election and does not know of any other matters that may be brought before the Special Meeting. In the event that any other matter should come before the Special Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted by delivering a written notice to the Secretary of the Company, by executing a later dated proxy or by attending the Special Meeting and voting in person. The Company will pay the entire expense of soliciting the proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed to shareholders on or about March 23, 2000.

     Only holders of shares of Class A Common Stock and Class B Common Stock of record at the close of business on March 20, 2000 will be entitled to notice of and to vote at the Special Meeting and at all adjournments thereof. As of the close of business on March 20, 2000, the

Company had outstanding 36,072,112 shares of Class A Common Stock and 1,500,000 shares of Class B Common Stock, and no shares of Preferred Stock were outstanding.

     At the Special Meeting, the holders of Class A Common Stock and Class B Common Stock will be entitled, as a single class, to vote on the amendment to the Company's Articles of Incorporation relating to the Company's name change, to elect the nominees to the Company's Board of Directors, and to ratify the appointment of the independent public accountants. The vote in favor by a majority of the shares of Class A and Class B Common Stock, voting as a single class, represented at the Special Meeting is required for the amendment to the Company's Articles of Incorporation relating to the Company's name change, for the election of the Directors and for the ratification of the appointment of Deloitte & Touche LLP, as the Company's independent public accountants. With respect to the amendments to the Company's Articles of Incorporation relating to the elimination of the two classes of Common Stock, and the increase in authorized shares of the Company's Common Stock, as described above, the vote in favor by a majority of the outstanding shares of each class of Common Stock, voting as a separate class, is required.

     Shares represented by proxies which are marked "abstained" or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of the shareholders entitled to vote at the Special Meeting will be available at the Company's office, 7270 N.W. 12th Street, Suite 410, Miami, Florida 33126, for a period of ten (10) days prior to the Special Meeting for examination by any shareholder.

     UNDER THE FLORIDA BUSINESS CORPORATION ACT, EACH SHAREHOLDER WHO OBJECTS TO THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION RELATING TO THE ELIMINATION OF THE TWO CLASSES OF COMMON STOCK SHALL BE ENTITLED TO ASSERT STATUTORY DISSENTERS' RIGHTS; PROVIDED HOWEVER, THAT IN ORDER TO ASSERT SUCH RIGHTS, A SHAREHOLDER IS REQUIRED TO ADHERE STRICTLY TO CERTAIN STATUTORY REQUIREMENTS. SHAREHOLDERS INTENDING TO EXERCISE THEIR DISSENTERS' RIGHTS MUST FILE WITH THE COMPANY BEFORE THE SPECIAL MEETING, OR AT THE SPECIAL MEETING BUT BEFORE THE VOTE ON SUCH AMENDMENT, A WRITTEN OBJECTION TO
SUCH  AMENDMENT, INCLUDING A STATEMENT   THAT THEY INTEND TO DEMAND PAYMENT FOR
THEIR SHARES IF SUCH AMENDMENT IS APPROVED. MOREOVER, SHAREHOLDERS SHOULD BE AWARE THAT A PROXY OR VOTE AGAINST SUCH AMENDMENT SHALL NOT CONSTITUTE SUCH A DEMAND. A STATEMENT WITH RESPECT TO THE RIGHTS OF DISSENTING SHAREHOLDERS IS SET FORTH HEREINAFTER.

     Officers, Directors and affiliates of the Company beneficially own approximately 90% of the outstanding shares of Class A Common Stock and all of the outstanding shares of Class B Common Stock. Accordingly, with respect to those proposals, described above, which require the vote of a majority of the outstanding shares of Class A and Class B Common Stock, voting as separate classes, or which require the vote of a majority of the outstanding shares of Common Stock, voting as a single class, represented at the Special Meeting, approval of all of such proposals is virtually assured.

                                   PROPOSAL 1

          AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF
                       WEITZER HOMEBUILDERS INCORPORATED


     The Board of Directors is seeking the approval of an amendment to the Company's Articles of Incorporation (the "Name Change Amendment"), to change the name of the Company, to "Century Builders Group, Inc." (the "Name Change"). The Company has previously filed a fictitious name certificate with the State of Florida and has and continues to operate using the name Century Builders Group. In the event such amendment to the Company's Article of Incorporation is not so approved, the Company intends to continue using its fictitious name.

     The Board of Directors of the Company believes that as consequence of the consummation of the Stock Purchase Agreement, dated as of August 2, 1999, (the "Purchase Agreement"), by and among the Company, its then affiliate, Chai Capital, Ltd ("Chai"), and Century Partners Group, Ltd., ("Century"), and the resulting change in control of the Company pursuant to which Century became the majority beneficial equity owner of the Company, the Name Change would be appropriate. In addition, the Board of Directors of the Company believes that the Name Change will assist the Company in developing new marketing and sales strategies and would afford the Company improved recognition in those markets where the Century name is believed known. Moreover, said Purchase Agreement requires that the Company use its best efforts to effectuate such Name Change.

     Attached to this Proxy Statement as Exhibit A is the proposed amendment to the Company's Articles of Incorporation with respect to the Name Change. Shareholders are urged to review Exhibit A with respect to the same.

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Class A Common Stock and Class B Common Stock voting as a single class and represented at the Special Meeting, is required to amend the Company's Articles of Incorporation to approve the Name Change.

     The Board of Directors recommends a vote "FOR" Proposal No. 1.

                                 PROPOSAL NO. 2

                                   AMENDMENT
                  OF ARTICLES OF INCORPORATION TO PROVIDE FOR
                           ONE CLASS OF COMMON STOCK


     The Board of Directors has determined that it is in the best interests of the Company to amend the Company's Articles of Incorporation to provide for a single class of Common Stock, par value $.001 per share, to be so designated as "Common Stock." The authorized Preferred Stock of the Company, of which no shares are currently outstanding, will not be affected by such change. To effectuate the foregoing, the Board of Directors has proposed that each outstanding share of Class A Common Stock and each outstanding share of Class B Common Stock of the Company would, upon adoption of such amendment to the Articles of Incorporation and the filing of the same with the State of Florida, be automatically converted into one share of the Company's Common Stock, $.001 par value per share. Accordingly, for every share of either Class A or Class B Common Stock held of record by a holder, upon adoption and filing of such amendment, such share would be deemed automatically canceled and would instead represent one share of the Company's Common Stock, $.001 par value. If the amendment is so approved, the Company will notify each holder of shares as to how to exchange such share certificate representing shares of either Class A or Class B Common Stock into shares of Common Stock on a one-for one basis.

     The Articles of Incorporation of the Company presently provide that until the Company has attained operating income (as defined in the Articles of Incorporation) of $7,500,000, holders of Class A Common Stock and Class B Common Stock are entitled to receive, if, when and as declared by the Board of Directors of the Company, cumulative cash dividends at the rate of $0.325 per share of Class A Common Stock per annum and $.001 per share of Class B Common Stock per annum, respectively, each payable on the fifteenth day of August, November, February and May of each year, commencing August 15, 1995. No dividends may be paid on the Class B Common Stock unless, simultaneously, all accumulated and unpaid dividends on the Class A Common Stock have been declared and paid in full.

     Until May 15, 1996, the Company had been paying the cumulative dividends in cash. Commencing as of August 15, 1996, the Board of Directors of the Company determined that it would be in the Company's best interests to maximize the Company's cash flow from operations and cease paying any cash dividends. As of December 31, 1999, the Company had approximately $6,800,000 of unpaid cumulative dividends on its Class A Common Stock, none of which were accrued on the Company's books and records. Since August, 1996, no record date was ever declared by the Company's Board of Directors for the payment of such cash dividends. In addition, as a consequence of the sole holder of the Company's Class B Common Stock and its assignee waiving such dividends, as of December 31, 1999, there were no unpaid cumulative dividends on the Company's Class B Common Stock.

     In connection with the amendment to the Company's Articles of Incorporation to provide for a single class of Common Stock, such amendment would have the effect of eliminating the requirement that the Company pay a cumulative dividend on such shares of Common Stock. Any and all future dividends on the Common Stock of the Company may thereafter only be declared at the discretion of the Company's Board of Directors. The Company's Board of Directors has no current intention of declaring any cash dividends with respect to the Company's Common Stock and intends to use all retained earnings, if any, for working capital purposes. No assurance can be given when, if ever, the Company will declare a cash dividend on its capital stock.

     In addition, in connection with the conversion of the outstanding shares of Class A and Class B Common Stock into a like number of shares of Common Stock, all unpaid dividends, irrespective of whether such dividends were accrued on the Company's books and records, would be deemed automatically waived, and no shareholder, irrespective of whether such shareholder is a holder of Class A or Class B shares of Common Stock, would be entitled to share in any of such dividends (accrued or otherwise). Accordingly, the approval of the amendment to the Company's Articles of Incorporation would result in the cancellation of any right by a shareholder of Class A or Class B Common Stock of the Company to any such dividends.

     Currently, the Company's authorized capital stock consists of 40,000,000 shares of Class A Common Stock, $,01 par value per share, 1,500,000 shares of Class B Common Stock, $.01 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share. Upon approval of Proposal No. 2, and without taking into account the proposed increase in the authorized Common Stock, as described in Proposal No. 3 below, the Company's authorized capital stock would consist of 40,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share.

     The Articles of Incorporation of the Company currently provide that the Class B Common Stock may be converted into a like number of shares of Class A Common Stock, at the option of the holder, only if, among other things, the Company achieves an aggregate operating income (as defined in the Articles of Incorporation) of $7,500,000. The adoption of Proposal No. 2 would effectively eliminate the aforesaid financial criteria and automatically convert each outstanding share of Class B Common Stock, together with the outstanding shares of Class A Common Stock into a like number of shares of Common Stock. The Board of Directors of the Company believes that the approval of the amendment to the Company's Articles of Incorporation to eliminate the two classes of Common Stock and in so doing so to eliminate the cumulative dividend would enable the Company to more easily attract new investors in the future, and if desired, would enable the Company to more easily procure additional financing on terms deemed favorable by the Company. The elimination of the complex corporate structure and the elimination of the cumulative dividend, whether accrued or not, in the Board of Directors of the Company's belief, would provide the Company with the flexibility necessary to attract financing opportunities, when and if the need and/or opportunity arises.

     Since the Board of Directors of the Company has never established a record date for the payment of any cumulative dividends, in the event the proposed amendment is not approved, and the Company determines to so pay the cumulative dividend on its Class A and Class B Common Stock, the Company would have to establish a current record date for the payment of such dividends. Accordingly, Officers, Directors and affiliates of the Company would be entitled to share in excess of 88% of such dividend payment. The Board of Directors believes that it is in the best interests of the Company that such cash remain in the Company to fund, in part, the Company's working capital requirements.

     The affirmative vote of (i) the holders of a majority of the outstanding shares of the Company's Class A Common Stock voting as a separate class and (ii) the holders of a majority of the Company's Class B Common Stock voting as a separate class, is required to amend the Company's Articles of Incorporation, to eliminate the two classes of Common Stock as described above. Officers, Directors and affiliates of the Company have expressed their intent to vote all shares of Class A Common Stock owned of record by them in favor of Proposal No.
2. In addition, Century, as the sole shareholder of Class B Common Stock, has expressed its intent to vote all of said shares of Class B Common Stock owned of record by it in favor of said Proposal No. 2. Accordingly, approval of Proposal No. 2 is therefore virtually assured.

     The Board of Directors recommends a vote "FOR" Proposal No. 2.


RIGHTS OF DISSENTING SHAREHOLDERS WITH RESPECT TO PROPOSAL NO. 2

     Holders of Class A and/or Class B Common Stock are entitled to dissenters' rights under Sections 607.1301, 607.1302 and 607.1320 of the Florida Business Corporation Act (the "FBCA"), in connection with the conversion of outstanding shares of Class A and Class B Common Stock into shares of Common Stock, the elimination of the accrued dividend, the elimination of all dividends in arrears and the elimination of cumulative dividend rights. All references in Sections 607.1301, 607.1302 and 607.1320 and in this summary to a "shareholder" are to the recordholders of the Company's Class A or Class B Common Stock as to which dissenters' rights are asserted. A person having a beneficial interest in the Company's Class A or Class B Common Stock that is held of record in the name of another person, such as a broker or nominee, must act promptly to cause the recordholder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have.

     Holders of the Company's Class A or Class B Common Stock who follow the procedure set forth in Section 607.1320 of the FBCA ("Section 607.1320") will be entitled to receive payment of the "fair value" of such Common Stock. Section
607.1301 of FBCA ("Section 607.1301") defines "fair value" to be the value of the Company's Class A or Class B Common Stock as of the close of business on the date prior to the date of shareholder approval of Proposal No. 2, excluding any appreciation or depreciation in anticipation of approval of such amendment, unless exclusion would be inequitable.

     This Proxy Statement shall constitute notice to the shareholders of the Company of the ability of the Company's shareholders to dissent from approval of the aforesaid amendment

(Proposal No. 2) to the Articles of Incorporation eliminating the two classes of Common Stock; and the proposed amendment to the Articles of Incorporation and the applicable statutory provisions of the FBCA are attached to this Proxy Statement as Exhibits A and B, respectively. The following discussion is not a complete statement of the law pertaining to dissenters' rights under the FBCA and is qualified in its entirety by the full text of Sections 607.1301, 607.1302 and 607.1320 of the FBCA attached to this Proxy Statement. Any shareholder who wishes to exercise such dissenters' rights or who wishes to preserve his right to do so, should review the following discussion and Exhibit B carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' rights under the FBCA.

     Each shareholder who wishes to assert dissenters' rights must (i) deliver to the Company, before the taking of the vote on Proposal No. 2, a written notice of intent to demand payment for the Company's Class A or Class B Common Stock if the proposed amendment is approved, and (ii) not vote his Class A or Class B Common Stock in favor of the proposed amendment. Because an executed proxy which does not contain voting instructions will, unless revoked, be voted for adoption of the amendment, a shareholder who votes by proxy and who wishes to exercise his dissenters' rights must (i) vote against adoption of the amendment, or (ii) abstain from voting on adoption of the amendment. A vote against adoption of the amendment, in person or by proxy, will not in and of itself constitute a written notice of intent to demand payments for the Company's Class A or Class B Common Stock satisfying the requirements of Section 607.1320.

     Only a holder of record of the Company's Class A and Class B Common Stock is entitled to assert dissenters' rights for the Class A or Class B Common Stock registered in that holders' name. A notice of intent to demand payment for Class A or Class B Common Stock must be executed by or on behalf of the holder of record, fully and correctly, as his name appears on his stock certificates. If the Class A or Class B Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the notice should be made in that capacity, and if the Class A or Class B Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the notice should be executed by or on behalf of all joint owners. An authorized agent, including one or two or more joint owners, may execute a notice on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the notice, the agent is acting as agent for such owner or owners. A record holder, such as a broker, who holds Class A or Class B Common Stock as nominee for several beneficial owners may exercise dissenters' rights with respect to the Class A or Class B Common Stock held for one or more beneficial owners while not exercising such rights with respect to the Class A or Class B Common Stock held for other beneficial owners. In such case, the notice should set forth the number of Class A or Class B Common Stock as to which dissenters' rights are sought. Where no number of shares of Class A or Class B Common Stock is expressly mentioned, the demand will be presumed to cover all Class A or Class B Common Stock held in the name of the record owner. Shareholders who hold their Class A or Class B Common Stock in brokerage accounts or other nominee forms and who wish to exercise dissenters' rights are urged to consult with their brokers to determine the appropriate procedures for the giving of a notice of intent to demand payment for such nominee's Class A or Class B Common Stock.

     Within ten days after the date of shareholder approval of the amendment, the Company must give written notice of adoption of the amendment to each shareholder who filed a notice of intent to demand payment for his Class A or Class B Common Stock. Within twenty days after the giving of such notice to him by the Company, any shareholder who elects to dissent must file with the Company a notice of such election, stating his name and address, the number of shares of Class A or Class B Common Stock as to which he dissents, and a demand for payment of the fair value of his Class A or Class B Common Stock. Any shareholder filing an election to dissent shall deposit his stock certificates with the Company simultaneously with the filing of the election to dissent.

     Within ten days after the expiration of the period in which shareholders may file their notices of election to dissent, or within ten days after the amendment is approved, whichever is later (but in no case later than ninety days from the date of shareholder approval of such amendment), the Company shall make a written offer to each dissenting shareholder who has made a demand as provided in Section 607.1320 to pay an amount the Company estimates to be the fair value for such Class A or Class B Common Stock. The fair value determined will reflect the value of the Common Stock prior to the adoption of the amendment which is the subject of Proposal No. 2.

     Any shareholder who has duly filed a notice of election to dissent in compliance with Section 607.1320 will thereafter be entitled only to payment of the fair value of his Class A or Class B Common Stock and will not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the Company to pay for his Class A or Class B Common Stock. After such offer, no such notice of election may be withdrawn unless the Company consents thereto.

     If within thirty days after the making of such offer by the Company, any shareholder accepts the same, payment for his Class A or Class B Common Stock will be made within ninety days after the making of such offer or the effectuation of such amendment to the Articles of Incorporation, whichever is later. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such Class A or Class B Common Stock.

     If the Company fails to make an offer for the fair value of the Class A or Class B Common Stock within the period specified above, or if the Company makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of thirty days thereafter, then the Company, within thirty days after receipt of written demand from any dissenting shareholder given within sixty days after the date of which the amendment to the Articles of Incorporation was adopted, shall, or at its election at any time within such period of sixty days may, file an action in any court of competent jurisdiction in Miami-Dade County, Florida requesting the fair value of such Class A or Class B Common Stock to be determined. The court shall also determine whether each dissenting shareholder, as to whom the Company requests the court to make such determination, is entitled to receive payment for his Class A or Class B Common Stock. If the Company fails to institute such a proceeding, any dissenting shareholder may do so in the name of the Company. All dissenting shareholders (whether or not residents of the State of Florida), other than shareholders who have agreed with the Company as to the value of their Class A or Class B Common Stock, shall be made parties to the proceeding. The Company must pay to each dissenting shareholder the amount found to be due him within ten days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholders will cease to have any interest in such Class A or Class B Common Stock.

     Shareholders considering seeking dissenters' rights should be aware that any judicial determination of the "fair value" of the Class A or Class B Common Stock can be based on numerous considerations, including, but not limited to, the market value of the Class A or Class B Common Stock prior to the adoption of Proposal No. 2 and the net asset value and earnings value of the Company. The costs and expenses of any judicial proceeding will be determined by the court and will be assessed against the Company, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the Company has made an offer to pay for the Class A or Class B Common Stock, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith.

     Failure to follow the steps required by Section 607.1320 for perfecting dissenters' rights may result in the loss of such rights, in which event a shareholder will not be entitled to seek any cash consideration in exchange for his shares.

          A copy of the proposed amendment to the Company's Articles of Incorporation is attached hereto as Exhibit A and is incorporated herein by reference. All shareholders are urged to review the attached Exhibit A. In addition, all shareholders are urged to review the attached Exhibit B, setting forth the applicable statute with respect to a shareholder's dissenters' rights.

                                 PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
                THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK


     Assuming the adoption of Proposal No. 2, as described above, the Company is presently authorized to issue 40,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.01 par value per share. As of December 31, 1999, of the 40,000,000 shares of Common Stock authorized, 37,572,112 shares were issued and outstanding. In addition, approximately 772,150 shares of Common Stock were reserved for issuance upon the exercise of outstanding derivative securities, including options and warrants. Accordingly, approximately 1,655,178 shares of Common Stock are currently available for issuance by the Company. There are no shares of Preferred Stock currently issued and outstanding.

     The Board of Directors of the Company has adopted resolutions to amend, subject to stockholder approval, the Company's Articles of Incorporation to authorize an additional 55,000,000 shares of Common Stock, $.001 par value per share. A copy of the proposed amendments, in substantially the form to be filed with the Secretary of State of the State of Florida is attached hereto as part of Exhibit A, and incorporated herein by reference. All stockholders are urged to carefully review the attached Exhibit.

     The 55,000,000 additional shares of Common Stock to be authorized would be available to the Company for stock dividends and/or stock splits should the Board of Directors decide that it would be desirable, in light of market conditions then prevailing, to broaden the ownership of, and to enhance the market for, the shares of Common Stock of the Company. Additional shares of the Common Stock would also provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of propitious market conditions and possible business acquisitions. The additional shares would be available for issuance for these and other purposes, subject to the laws of the State of Florida and the rules of any stock exchange or inter-dealer quotation system on which the Company's securities may then be listed, at the discretion of the Board of Directors of the Company without, in most cases, the delays and expenses attendant to obtaining further shareholder approval. To the extent required by Florida law, shareholder approval will be solicited in the event shares of stock are to be issued in connection with a merger. The Company has no current plans to issue any of the additional shares of Common Stock to be authorized under the proposed amendment to the Company's Articles of Incorporation.

     Although the Board of Directors of the Company does not deem the proposed amendment to the Company's Articles of Incorporation to be an anti-takeover proposal, the ability to issue additional shares of Common Stock could also be used to discourage hostile takeover attempts of the Company. The additional shares could be privately placed, thereby diluting the stock ownership of persons seeking to obtain control of the Company. Moreover, the Company's Officers, Directors and affiliates currently beneficially own approximately in excess of 90% of the Company's Common Stock. Accordingly, even if the proposed increase in the number of authorized shares of Common Stock is deemed to be an anti-takeover proposal, the Company's Officers, Directors and affiliates may have the ability to direct the disposition of any matter to be acted upon irrespective of the number of authorized shares of Common Stock available for future issuance.

     The affirmative vote of (i) the holders of a majority of the outstanding shares of the Company's Class A Common Stock voting as a separate class and (ii) the holders of a majority of the Company's Class B Common Stock voting as a separate class, is required to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock. Officers, Directors and affiliates of the Company have expressed their intent to vote all shares of Class A Common Stock owned of record by them in favor of Proposal No. 3. In addition, Century, as the sole shareholder of Class B Common Stock, has expressed its intent to vote all of said shares of Class B Common Stock owned of record by it in favor of said Proposal No. 3. Accordingly, approval of Proposal No. 3 is therefore virtually assured.

     The Company has determined that it will not implement Proposal No. 3 in the event Proposal No. 2 is not approved by the Company's shareholders.

     The Board of Directors recommends a vote "FOR" Proposal No. 3.

                                 PROPOSAL NO. 4

                             ELECTION OF DIRECTORS

Nominees for Director

     Six Directors are to be elected at the Special Meeting of Shareholders. The six nominees named below, if elected, at the meeting will serve for a term of one year and until their successors are duly elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. It is not anticipated that such an event will occur. Each Director must be elected by a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, voting as a single class, represented at the Special Meeting by a plurality of the votes cast.

     Three nominees for Director are currently serving as members of the Company's Board of Directors. Such nominees were elected by the then Directors of the Company following the consummation of the Purchase Agreement, described under Proposal No. 1 above, to fill certain vacancies on the Board. Three current members of the Board of Directors Harry Weitzer, Michael Ambrosio and Larry Hellring are not standing for re-election.

     Sergio Pino, age 43, has served as Chairman of the Board, President and Chief Executive Officer of the Company since August 1999. Mr. Pino, since its formation in January 1977, has also served as President and Chief Executive Officer of Century Partners Group, Ltd., a company engaged in the business of real estate development in South Florida of which Mr. Pino is the principal shareholder. Mr. Pino also founded Century Plumbing Wholesale, Inc. since November 1997 Mr. Pino has served as President of the Latin Builders Association from 1989 until 1992, as a Director of Union Planters Bank from 1999 until the present and is a member of the Greater Miami Chamber of Commerce and C.A.M.A.C.O.L., the Latin Chamber of Commerce.

     Armando J. Guerra, age 48, has served as a member of the Company's Board of Directors from August 1999 until the present. Mr. Guerra has and continues to serve as President of Sedano's Pharmacy and Discount Stores, Inc., which he founded in May 1977 and currently operates as a 13 unit chain of pharmacies in South Florida. Mr. Guerra is also Vice President of Sedano's Supermarkets, Inc., a 27 unit chain of retail food markets, and has served in such capacity since 1977. Mr. Guerra is an honorary director of the Latin Builders Association and a director of the regional Board of Union Planters Bank. Mr. Guerra also serves as a director of the American Red Cross blood services.

     Jose Cancela, age 42, has served as a member of the Company's Board of Directors from August 1999 until the present. Mr. Cancela has served as President of Radio Unica Corp. since July 1998 and oversees the day-to-day operations of Radio Unica Network, a Spanish-language radio network. Mr. Cancela also served as Executive Vice President of Telemundo, a Spanish-language television network from 1992 to 1998. Mr. Cancela has more than 20 years of media industry experience, including 13 years with Univision, also a television network. Mr. Cancela is the current Chairman of the Greater Miami Chamber of Commerce and is Chairman of the Advisory Board of First Union Bank of Miami-Dade and Monroe Counties. Mr. Cancela also served as Chairman of the Public Health Trust of Jackson Memorial Hospital from 1990 to 1992.

     Gabriel M. Bustamante, age 44, a certified public accountant, is the managing partner of the accounting firm of Bustamante, Nunez & Company, and has served in such capacity since 1985. Mr. Bustamante is a Magna Cum Laude graduate of Florida International University, where he received a bachelor's degree in Business Administration with a major in Management and Accounting. He was previously associated with Price Waterhouse as a manager, and practiced public accounting for five years in both audit and taxation. Mr. Bustamante is a member of the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA). He has served as a member of the Board of Directors of the South Dade Chapter of the FICPA. He has chaired the Coral Gables Chamber of Commerce. He is a former director of Hamilton Bank, N.A. and has served on the City of Coral Gables Budget and Audit Advisory Board. In February 1999, Florida Governor Jeb Bush appointed Mr. Bustamante to serve on the City of Miami Financial Oversight Board.

     Carlos Garcia, age 48, is a businessman active in the real estate and firearms industries. Mr. Garcia is a fifty percent shareholder and secretary of 2-C Development, Inc., a construction firm founded in 1988. Such company specializes in the development and management of several apartment building projects. Mr. Garcia also is president of CMG Properties, Inc., a shopping center development company, and he has served in such capacity since 1998. Mr. Garcia's experience in the firearms industry began in 1973 when he founded Garcia's National Gun, Inc., a retail gun store.

     Humberto Lorenzo, age 62, has been active in the South Florida building industry since 1970. Mr. Lorenzo formed his own company H&J Paving Corp. in 1974. In 1988 he founded H&J Asphalt Inc., a company which provides asphalt for projects throughout Miami-Dade County. Mr. Lorenzo serves on the board of the Hispanic American Builders Association and the Cuban American National Foundation.

     The vote of a majority of the shares of Class A and Class B Common Stock represented at the Special Meeting, voting as a single class, is required for the election of such nominees.

     The Board of Directors recommends that shareholders vote "FOR" each nominee for Director.

                                   PROPOSAL 5

                    RATIFY THE APPOINTMENT OF THE COMPANY'S
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has retained Deloitte & Touche LLP, effective November 30 1999, as its independent public accountants for the fiscal year ending September 30, 1999. The Company has also retained Deloitte & Touche LLP, as its independent public accountants for the Company's fiscal year ending December 31, 2000, subject to shareholder ratification. The Company is in the process of changing its fiscal year to end as of December 31. To the extent the Company is unable to so change its fiscal year without undue effort and expense, the Company will retain its fiscal year ending September 30, and Deloitte & Touche LLP will be so deemed retained to audit the Company's financial statement as of such fiscal year ending September 30, 2000. Deloitte & Touche LLP has no financial interest, either direct or indirect, in the Company. Formerly, the Company engaged McKean, Paul, Chrycy, Fletcher & Co. as its independent public accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year ended September 30, 1998, replacing Coopers & Lybrand LLP, effective as of October 5, 1998. A representative of Deloitte & Touche LLP is expected to attend the Special Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders. If the shareholders do not ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the Company's fiscal year ending December 31, 2000, the Board of Directors will consider the selection of another accounting firm.

     The vote of a majority of the shares of Class A and Class B Common Stock represented at the Special Meeting, voting as a single class, is required for the ratification of Deloitte & Touche LLP, as the Company's independent public accountants.

     The Board of Directors recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP, as the Company's independent public accountants.

                      SUPPLEMENTARY FINANCIAL INFORMATION

     The following table sets forth supplementary financial information of the Company by fiscal quarter for the two most recent fiscal years of the Company and for the three months ended December 31, 1999. As a result of the change in control of the Company, a new basis of accounting (purchase accounting basis) was established for the Company, effective September 30, 1999. Accordingly, to the extent of the change in ownership, the assets and liabilities of the Company were adjusted to fair value, capital was adjusted to reflect Century's purchase price for its ownership interest and the difference between Century's basis in its interest in the Company and its proportionate share of the fair value of the net assets was recorded as goodwill. Financial information for periods prior to the change in control are reflected at their historical amounts as previously reported by the Company.

     THE SUPPLEMENTARY FINANCIAL INFORMATION SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES THERETO INCLUDED ELSEWHERE HEREIN.

Supplementary Financial Information for the Company

                                                   Fiscal Quarter    Fiscal Quarter    Fiscal Quarter
                                                       Ended            Ended              Ended
                                                  ----------------------------------------------------
                                                       12/97            03/98              06/98
                                                  ----------------------------------------------------
Income Statement Data:
Revenues                                            $12,811,527       $11,352,757       $12,569,774
Net income (loss)                                   $    87,052       $    68,723       $  (474,125)
Basic earnings (loss) per share                     $      0.02       $      0.02       $     (0.12)
Diluted earnings (loss) per share                   $      0.02       $      0.02       $     (0.12)
Average number of shares outstanding                $ 3,860,254       $ 3,860,254       $ 3,860,254

Balance Sheet Data:
Land and construction-in-progress                   $35,887,794       $36,888,606       $41,657,341
Total assets                                        $39,994,481       $40,150,508       $44,001,644
Total liabilities                                   $35,781,699       $35,869,003       $40,194,265
Shareholders equity                                 $ 4,212,782       $ 4,281,505       $ 3,807,379

                                                   Fiscal Quarter    Fiscal Quarter    Fiscal Quarter
                                                       Ended            Ended              Ended
                                                  ----------------------------------------------------
                                                       09/98            12/98              03/99
                                                  ----------------------------------------------------
Income Statement Data:
Revenues                                            $14,226,210       $14,667,431       $12,211,498
Net income (loss)                                   $  (466,507)      $   158,493       $  (394,948)
Basic earnings (loss) per share                     $     (0.11)      $      0.03       $     (0.07)
Diluted earnings (loss) per share                   $     (0.11)      $      0.02       $     (0.03)
Average number of shares outstanding                $ 4,158,688       $ 5,645,968       $ 5,645,968

Balance Sheet Data:
Land and construction-in-progress                   $40,023,538       $37,799,801       $34,995,560
Total assets                                        $43,100,283       $40,144,337       $38,246,233
Total liabilities                                   $38,759,411       $35,644,972       $34,141,816
Shareholders equity                                 $ 4,340,872       $ 4,499,365       $ 4,104,417

                                                   Fiscal Quarter    Fiscal Quarter    Fiscal Quarter
                                                       Ended            Ended              Ended
                                                  ----------------------------------------------------
                                                       06/99            09/99              12/99
                                                  ----------------------------------------------------
Income Statement Data:
Revenues                                            $13,832,841       $13,491,259       $22,869,339
Net income (loss)                                   $(1,516,796)      $  (505,674)      $   564,569
Basic earnings (loss) per share                     $     (0.27)      $     (0.06)      $      0.02
Diluted earnings (loss) per share                   $     (0.27)      $     (0.06)      $      0.02
Average number of shares outstanding                $ 5,645,968       $ 7,921,675       $33,421,239

Balance Sheet Data:
Land and construction-in-progress                   $32,410,174       $64,632,674       $60,067,767
Total assets                                        $35,346,609       $77,708,982       $75,902,708
Total liabilities                                   $32,758,988       $47,591,302       $45,194,471
Shareholders equity                                 $ 2,587,621       $30,117,680       $30,708,237

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     This discussion should be read in conjunction with the Notes to the Consolidated Financial Statements of the Company contained herein. Management of the Company believes that quarterly comparisons may not give a true indication of overall trends and changes in the Company's operations. The Company's sales and net income are subject to significant variability based on, among other things, the phase of development of its projects, the cyclical nature of the homebuilding industry, changes in governmental regulations, changes in prevailing interest rates, changes in product mix, changes in the costs of materials and labor and other economic factors.

     Except for the historical information contained herein, the matters discussed herein are forward looking statements which involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors affecting the Company's operations, markets, products, services, and prices and other factors discussed in the Company's other filings with the Securities and Exchange Commission.

Change in Fiscal Year End

     The Company has filed with the Internal Revenue Service an application to change its fiscal year to end as of December 31, commencing with the fiscal year ending December 31, 2000.

Results of Operations for the three months ended December 31, 1999

General
-------

     The following table sets forth for the periods presented certain items of the Company's consolidated financial statements expressed as a percentage of their respective total revenues:

                                                   Three Months Ended   Three Months Ended
                                                    December 31, 1999    December 31, 1998
                                                 -----------------------------------------
Revenues                                                        100.0%               100.0%
Cost of homes sold                                               86.7                 86.9
Selling, general and administrative expenses                      9.7                 10.9
Depreciation, amortization and interest expense                   1.1                  1.1
Net income                                                        2.5                  1.1

Backlog and Lots for Sale or Under Option or Contract
-----------------------------------------------------

     The following table sets forth the Company's backlog, the lots for sale and the lots for construction for the periods presented. The backlog consists of homes under sales contracts and includes homes under construction, as well as homes, which have been sold but not started. At December 31, 1999, approximately 65% of the homes in backlog were under construction. The lots for sale refer to the number of lots the Company has acquired on which it plans to construct homes and exclude homes under sales contracts included in backlog. There can be no assurance that settlements of homes subject to sales contracts will occur or that all of the available lots for sale will be built on.

Backlog of Homes and Lots for Sale
----------------------------------

                                            December 31, 1999  December 31, 1998
Number of homes in backlog                                400               214
Aggregate sales value of homes in backlog         $54,785,000       $28,921,000
Lots for sale                                             761               644
Lots under development                                    935                 0
Lots under option or contract                           1,091                 0

Comparison of the Three Months Ended December 31, 1999 and 1998
---------------------------------------------------------------

     Revenues from home sales increased 52% from $14.5 million for the three months ended December 31, 1998 to $22.1 million for the three months ended December 31, 1999. The average selling price of delivered units rose during the period ended December 31, 1999 6.7% from $118,900 to $126,900, compared to the same period last year. This increase is attributable to the change in the Company's overall product mix between lower priced townhomes and higher priced single family homes. The total number of homes delivered during the comparable period increased from 122 to 174.

     Cost of homes sold increased from $12.7 million for the three months ended December 31, 1998, to $19.8 million for the three months ended December 31, 1999. The change is primarily attributable to the increase in the number of homes sold. Cost of homes sold as a percentage of home sales increased from 87.9% for the three months ended December 31, 1998 to 89.8% for the three months ended December 31, 1999. This 1.9% increase of cost of homes sold as a percentage of sales revenue is primarily attributable to an overall increase in the cost of materials and building components as well as to the changes in the product mix mentioned above.

     Selling, general and administrative ("SG&A") expenses increased from $1.6 million for the three months ended December 31, 1998, to $2.2 million for the three months ended December 31, 1999. The increase is primarily attributable to expenditures incurred in the implementation of management's expansion plans of the Company's operations. SG&A expenses as a percentage of total revenues decreased from 10.9% during the three months ended December 31, 1998 to 9.7% for the three months ended December 31, 1998, as a result of the Company's ability to leverage overhead.

Results of Operations for the Fiscal Year Ended September 30, 1999

General
-------

     Backlog and Available Lots for Sale or Under Option or Contract. The following table sets forth the Company's backlog, the lots for sale and the lots for construction for the periods presented. The backlog consists of homes under sales contract and includes homes under construction, as well as homes that have been sold but not started. At September 30, 1999, approximately 70% of the homes in backlog were under construction. The lots for sale refer to the number of lots the Company has acquired on which it plans to construct homes and exclude homes under sales contracts included in backlog. The lots under development reflect lots in projects that are currently being developed or that are planned for future development. The lots under option or contract reflect the lots as to which the Company has an option or contract to acquire, but whose acquisition has not closed. There can be no assurances that settlements of homes subject to sales contract will occur or that all of the available lots for sale will be built on, or that the available lots under option or contract will be acquired or built on. The Company estimates that the cancellation rate on homes for which a sales contract was signed for the fiscal year ended September 30, 1999 was approximately 15%.

Backlog of Homes, Available Lots for Sale and Available Lots Under Option or
----------------------------------------------------------------------------
Contract
--------

                                                  September 30,
                                                1999         1998
                                           --------------------------
Number of homes in backlog                           451          237
Aggregate sales value of homes in backlog    $59,317,000  $30,652,000
Lots for sale                                        935          743
Lots under development                               766            0
Lots under option or contract                        694            0

Comparison of the Years Ended September 30, 1999 and 1998
---------------------------------------------------------

     Revenues from home sales increased 6% from approximately $50.6 million for the year ended September 30, 1998 to approximately $53.7 million for the year ended September 30, 1999. This change is attributable to an increase in the average selling price of homes delivered, from approximately $115,000 for the year ended September 30, 1998 to approximately $125,000 for the year ended September 30, 1999. The total number of homes delivered decreased from 440 to 429.

     Cost of homes sold increased from approximately $44.5 million for the year ended September 30, 1998 to approximately $49.2 million for the year ended September 30, 1999. This change is primarily attributable to an increase in the average cost of homes sold. Cost of homes sold, as a percentage of homes sales, increased from 87.8% for the year ended September 30, 1998 to 91.6% for the year ended September 30, 1999. The 3.8% increase of cost of homes sold, as a percentage of sales is primarily attributable to the inclusion of approximately $883,000 of impairment charges in the cost of homes sold for the year ended September 30, 1999. The impairment charges incurred related to the Company's assessment of the recoverability of certain long lived assets.

     Selling, general and administrative ("SG&A") expenses decreased from approximately $6.5 million for the year ended September 30, 1998 to approximately $5.9 million for the year ended September 30, 1999. SG&A expenses, as a percentage of total revenues, decreased from 12.7% for the year ended September 30, 1998 to 10.8% for the year ended September 30, 1999. The decrease is primarily a result of Management's cost control initiatives.

     Depreciation and amortization expenses increased from approximately $776,000 for the year ended September 30, 1998 to approximately $1.4 million for the year ended September 30, 1999. The increase is primarily attributable to the acceleration in the amortization of certain capitalized loan fees, which amounted to approximately $400,000, as discussed in Note 6 to the consolidated financial statements in Item 8 of this Form 10-K.

Comparison of the Years Ended September 30, 1998 and 1997
---------------------------------------------------------

     Revenues from home sales decreased 9% from approximately $55.4 million for the year ended September 30, 1997 to approximately $50.6 million for the year ended September 30, 1998. At December 31, 1998, the Company had an aggregate of $45.5 million of available credit under the Company's acquisition, development and construction loans, which the Company will use to finance the construction and development of homes at Malibu Bay, Harmony Lakes, Tesoro at Forest Lakes, Lago del Sol, Fiesta, Los Castillos at Windsor Palms, Las Costas, Dimensions, Century Park at Flagler and Southwind Cove projects.

Liquidity and Financial Resources

General
-------

     At December 31, 1999, the Company had borrowings from banks and third parties aggregating approximately $37.3 million compared to $42.1 million at September 30, 1998. The Company believes that it will be able to fund its ongoing operations in the short-term from cash on hand, cash flow from home sales and existing construction and development financing.

     This change is attributable to a decrease in the number of homes delivered, from 484 to 440. The average selling price of homes delivered in fiscal 1998 of approximately $115,000 was equivalent to the average selling price in fiscal 1997.

     Cost of homes sold decreased from approximately $51.7 million for the year ended September 30, 1997 to approximately $44.5 million for the year ended September 30, 1998, primarily as a result of the decrease in the number of homes delivered. Cost of homes sold, as a percentage of homes sales, decreased from 93.4% for the year ended September 30, 1997 to 87.8% for the year ended September 30, 1998. The 5.6% decrease of cost of homes sold, as a percentage of sales is primarily attributable to the inclusion of $2,652,000 of impairment charges in the cost of homes sold for the year ended September 30, 1997. The impairment charges incurred related to the Company's assessment of the recoverability of certain project costs.

     Selling, general and administrative ("SG&A") expenses increased from approximately $6.2 million for the year ended September 30, 1997 to approximately $6.5 million for the year ended

September 30, 1998. SG&A expenses, as a percentage of total revenues, increased from 11.1% for the year ended September 30, 1997 to 12.7% for the year ended September 30, 1998. The increase is primarily a result of additional loan fees incurred pursuant to a loan agreement. Such additional loan fees have been eliminated for future periods due to the refinancing of the related loans.

     Depreciation and amortization expenses increased from approximately $592,000 for the year ended September 30, 1997 to approximately $776,000 for the year ended September 30, 1998. The increase is attributable to the depreciation on model furnishings purchased during the year ended September 30, 1998.


     As is typical in the homebuilding industry, the Company will require both short-term and long-term financing. Such needs will depend upon the Company's construction volume, asset turnover and land acquisitions to conduct its principal operations. The Company's most significant sources of funds are proceeds realized from home closings; proceeds from acquisition, development and construction financing provided by financial institutions or other lenders; and seller financing for land purchases. The Company will continue seeking to procure additional outside financing in both the short-and long-term, as more fully described below, for its future projects and on-going capital requirements. There can be no assurance that the Company can obtain such additional financing.

     On June 30, 1999, the Company obtained an increase of $1.8 million on its land and construction loans with Ohio Savings Bank. The terms of the increase did not affect changes to the existing loan terms. On August 2, 1999, Chai Capital Ltd. ("Chai") converted an aggregate of $4,000,000 in convertible subordinated debentures, principal amount then outstanding, into 7,142,857 shares of the Company's Class A Common Stock. On August 2, 1999, Century purchased an aggregate of 8,855,000 shares of the Company's Class A and Class B Common Stock directly from Chai for $10,000,000.

     In addition, on August 2, 1999, Century acquired options with an exercise price of $1.13 per share to purchase an aggregate 22,123,893 shares of the Company's Class A Common Stock (the "Options") directly from the Company in consideration for $1,130,998.

     The transactions with Chai and Century required the consents of certain lenders. In connection with the granting of such consents, payments on certain acquisition, development and construction loans payable were accelerated and are payable by January 2000.

     At September 30, 1999, the Company had borrowings from banks and third parties aggregating approximately $42.1 million. Scheduled and estimated maturities of the Company's borrowings for the years ended September 30, 2000, 2001 and 2002 are expected to be approximately $22.4 million, $11.2 million and $8.5 million, respectively. The Company anticipates that within the next twelve months it will fund, in part, its debt payments and required expenditures relating to its existing communities, including certain development costs, primarily with cash flow from home sales and construction/development financing. To the extent cash flow from operations is not sufficient to satisfy such obligations or maintain its current level of operations based on its current volume of home sales at such time, the Company will attempt to procure additional equity or debt financing; although, no assurance can be given that such financing can be obtained on terms deemed favorable to the Company. To the extent the Company is unable to procure such financing on terms deemed favorable to the Company, the Company may be forced to curtail its then current level of operations.

     The Company is continually exploring opportunities to purchase parcels of land for its homebuilding operations and is, at any given time, in various stages of proposing, making offers for, and negotiating the acquisition of various parcels, whether outright or through options. The closing of the contemplated purchases are, in most cases, subject to a number of conditions, including the Company's completion of a satisfactory due diligence investigation and obtaining certain required regulatory approvals for development, and procurement of necessary financing on terms deemed favorable by the Company.


     The Company's loan agreements require the Company to maintain certain financial ratios. In order to satisfy certain of these covenants for fiscal 1998, the Company obtained a modification of the loan agreement covenants and a waiver of compliance from the relevant lending institution. At September 30, 1999, the Company was in compliance with its loan covenants, as modified.

Cash Flows
----------

     During the three months ended December 31, 1999, the Company had approximately $7.1 million of net cash provided by operating activities, primarily resulting from a decrease in construction in progress resulting from the sale of homes. The Company had net cash used in investing activities during the three months ended December 31, 1999, mainly related to deposits on future projects, which during this period have required investments of approximately $300,000. The Company had cash used in financing activities during the three months ended December 31, 1999 of $5.2 million. Based on the timing of construction loan draws and repayment of outstanding construction loans on sold homes during this period, the Company reduced its net construction financing by approximately $5 million.

     During the three months ended December 31, 1998, the Company had approximately $2.4 million of net cash provided by operating activities, as well as the reduction of approximately $800,000 of accounts payable and accrued liabilities. During this same period, the Company had net cash used in financing activities of approximately $2.3 million arising principally from payments on acquisition, development and construction loans.

     During the year ended September 30, 1999, the Company had approximately $4.4 million of net cash provided from operating activities, primarily resulting from a decrease in construction in progress resulting from the sale of homes. The Company had cash used in investing activities during the fiscal year ended September 30, 1999, mainly related to deposits on future projects, which to date have required investments of approximately $200,000. The Company had cash used in financing activities during the fiscal year ended September 30, 1999 of $2.2 million. Based on the timing of construction loan draws and the repayment of outstanding construction loans on sold homes during the fiscal year, the Company reduced its net construction financing by approximately $5.7 million. The Company consummated a transaction with Century, in which options to issue 22,123,893 shares of the Company's Class A Common Stock were issued in exchange for $1.1 million. The options were exercised in exchange for cash, cash equivalents, Century's interest in five limited partnerships and certain other assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective as of November 30, 1999, the Company engaged Deloitte & Touche LLP ("Deloitte"), as the Company's independent accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year ended September 30, 1999, replacing McKean, Paul, Chrycy, Fletcher & Co. ("McKean") who were dismissed as of November 30, 1999. The selection of Deloitte was approved by the Audit Committee of the Board of Directors.

     McKean served as the Company's independent auditors for the fiscal year ended September 30, 1998. Their report on the financial statements for the fiscal year ended September 30, 1998 did not contain an adverse opinion nor a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with the audit of the Company's financial statements for the fiscal year ended September 30, 1998, and in the subsequent interim period preceding McKean's dismissal, there were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to their satisfaction would have caused them to make references to the matter in their report.

                             SECURITY OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of January 27, 2000, the number and percentage of outstanding shares of Class A and Class B Common Stock owned beneficially by (i) each shareholder known by the Company to own more than 5% of the outstanding shares of Class A Common Stock and/or Class B Common Stock; (ii) each Director of the Company; and (iii) all Directors and Executive Officers as a group.

                                                           Class A               Class B
--------------------------------------------------------------------------------------------
                                  Amount and                   Amount and
                                  Nature of                    Nature of
   Name and Address of            Beneficial     Percent of    Beneficial
 Beneficial Owner(1)(5)           Ownership        Class       Ownership    Percent of Class
--------------------------------------------------------------------------------------------
Sergio Pino                              (2)                           (3)                (3)
--------------------------------------------------------------------------------------------
Jose Cancela                             (2)                           (3)                (3)
--------------------------------------------------------------------------------------------
Armando Guerra                           (2)                           (3)                (3)
--------------------------------------------------------------------------------------------
Harry Weitzer(5)                  1,186,785             3.3%           --                 --
--------------------------------------------------------------------------------------------
Michael Ambrosio(5)                 5,000(4)             *             --                 --
--------------------------------------------------------------------------------------------
Lawrence Hellring(5)                 15,000              *             --                 --
--------------------------------------------------------------------------------------------
Century Partners Group, Ltd.     29,478,893            88.2%    1,500,000                100%
--------------------------------------------------------------------------------------------
All Directors and Executive
 Officers as a group (consisting
 of 6 persons)                    1,206,785(2)(4)(6)    3.3%(2)(6)     (3)                (3)
--------------------------------------------------------------------------------------------

*    Less than 1%.

(1) Address for all persons listed is c/o Weitzer Homebuilders Incorporated, 7270 N.W. 12th Street, Suite 410, Miami, Florida 33126.
(2) The reporting person claims indirect beneficial ownership by his status as a Director and shareholder in a corporation, which is the general partner of Century, which owns 29,478,893 shares of Class A Common Stock of the Company.
(3) The reporting person claims indirect beneficial ownership by his status as a Director and shareholder in a corporation, which is the general partner of Century, which owns 1,500,000 shares of Class B Common Stock of the Company.
(4) Excludes 29,505 shares of Class A Common Stock acquired by a trust of which Mr. Ambrosio's wife is a beneficiary.
(5) Represents current members of the Company's Board of Directors who are not standing for re-election.
(6) The number of shares excludes the shares referred to in footnotes (2) & (4) above, and the percentage listed does not include such shares.

                 COMPLIANCE WITH SECTION 16 UNDER THE 1934 ACT

     Federal securities laws require the Company's Directors, Executive Officers, and persons who beneficially own more than ten percent of the Company's Class A and Class B Common Stock to file reports of initial ownership and reports of subsequent changes in ownership with the Securities and Exchange Commission and to provide copies of these reports to the Company. Specific due dates have been established and the Company is required to disclose in this Proxy Statement any failure of the foregoing persons to file timely those reports during its fiscal year ended September 30, 1999. To the best of the Company's knowledge, based solely upon a review of copies of reports furnished to it and written representations that no other reports were required, all of the Company's Directors, Executive Officers required to report, and ten percent or greater beneficial owners of Class A and Class B Common Stock made all such filings timely.

                      MEETINGS AND COMMITTEES OF THE BOARD

General

     The Board of Directors of the Company held six meetings during its fiscal year ended September 30, 1999 and each Director attended such meeting of the Board. The Board has an Audit Committee and Compensation Committee.

     The Audit Committee currently consists of Messrs. Pino, Cancela and Guerra. Prior to August 1999, the Audit Committee consisted of Michael Ambrosio, Joseph Rose and Larry Hellring. The Audit Committee oversees the procedures, scope and results of the audit and reviews the services provided by the Company's independent public accountants. The Audit Committee held no meetings during the fiscal year ended September 30, 1999.

     The Compensation Committee consists of Messrs. Cancela and Guerra, none of whom are presently or formerly employees of the Company. Prior to August 1999, the Compensation Committee consisted of Messrs. Rose and Hellring. The Compensation Committee determines the compensation of the Company's Executive Officers. The Compensation Committee held no meetings during the fiscal year ended September 30, 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning all cash and non-cash compensation paid or accrued for services rendered to the Company during the fiscal years ended September 30, 1997, 1998, 1999 to the Company's Chief Executive Officer and each of the Company's four other most highly compensated Executive Officers, who was serving as Executive Officers of the Company as of September 30, 1999, and two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as Executive Officers of the Company at the end of the last completed fiscal year. All Executive Officers of the Company (through February 28, 1999) were employees of an employee leasing company named Paychex Business Solutions, Inc. (f/k/a National Business Solutions, Inc.).

Summary Compensation Table (1)

                                                                                   Long Term Compensation
                                                                           -----------------------------------
                                                        Annual Compensation                      Awards           Payouts
                                          -------------------------------------------- ------------------------- ---------

Name and Principal Position                 Fiscal  Salary    Bonus         Other        Restricted  Securities   LTIP       All
                                            Year      ($)      ($)         Annual          Stock     Underlying  Payouts    Other
                                                                      Compensation ($)     Awards     Options/     ($)  Compensation
                                                                                             (#)      SARs ($)               ($)
--------------------------------------------------- ------- -------- ------------------ ------------ ----------- ------- -----------

Sergio Pino                                 1999           0           0           0           0           0         0        0
Chairman of the Board                       1998           0           0           0           0           0         0        0
President and Chief                         1997           0           0           0           0           0         0        0
Executive Officer

Emiliano de la Fuente                       1999      10,000           0           0           0           0         0        0
Chief Financial Officer                     1998           0           0           0           0           0         0        0
                                            1997           0           0           0           0           0         0        0

Luis Rabell                                 1999      31,000           0           0           0           0         0        0
Vice President of Operations                1998           0           0           0           0           0         0        0
                                            1997           0           0           0           0           0         0        0

Harry Weitzer (2)                           1999     289,000           0      58,000           0     150,000         0        0
                                            1998     323,000           0           0           0           0         0        0
                                            1997     319,000           0           0           0     250,000         0        0

James Rosewater (3)                         1999     110,000           0           0           0           0         0        0
                                            1998     120,000           0           0           0           0         0        0
                                            1997     110,000           0           0           0      50,000         0        0

(1) The amounts reflected in the above table do not include any amounts for perquisites and other personal benefits extended to the named executive officers. The aggregate amount of such compensation for the named executive officer did not exceed 10% of the total annual salary and bonus of such executive officer and, accordingly, has been omitted from the table.

(2) Mr. Harry Weitzer served as Chairman of the Board, President and Chief Executive Officer of the Company since its formation in 1994 until August 2, 1999. Mr. Harry Weitzer resigned his position effective August 2, 1999, and entered into a consulting agreement for real estate consulting services through December 31, 1999.

(3) Mr. James Rosewater resigned as Vice-President of Sales and Marketing effective August 2, 1999 and subsequently left the employ of the Company in September 24, 1999.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

    Name(2)       Shares Acquired  Value Received         Number of Securities Underlying       Value of Unexercised In-the-Money
                    on Exercise                        Unexercised Options/SARs at September      Options/SARs at September 30,
                                                                   30, 1999(#)                             1999($)(1)
--------------------------------- ------------------ ---------------------------------------- ------------------------------------

                                                            Exercisable         Unexercisable     Exercisable       Unexercisable
                                                      ----------------------  ---------------- -----------------   ---------------
Harry Weitzer                  -               -                     400,000                   0               -                -
Jim Rosewater                  -               -                      50,000                   0               -                -

(1) The closing price for the Class A Common Stock as reported by the OTC Bulletin Board on September 30, 1999 was $1.6875.

Compensation of Directors

     Directors who are not employees and who do not otherwise receive compensation from the Company are entitled to $2,000 per Board meeting attended in addition to the reimbursement of reasonable expenses incurred in attending meetings. Directors who are officers or employees of the Company receive no additional compensation for service as Directors, other than reimbursement of reasonable expenses incurred in attending meetings. During the fiscal year ended September 30, 1999, the Company made no other payments to Directors with respect to participation on Board committees. See "Certain Relationships and Related Transactions" for compensation paid by the Company to certain Directors for consulting services and relationships of several Directors with Chai Capital, Ltd., a former affiliate of the Company.

Employment Contracts and Termination of Employment and Change in Control Arrangements

     Effective as of January 1, 1999, the Company entered into a five-year employment agreement (the "Employment Agreement"), with Mr. Harry Weitzer, its former Chairman, President and Chief Executive Officer, whereby he agreed to devote substantially all of his business time to the affairs of the Company. The Employment Agreement provided for an initial salary of $350,000, with annual cost of living adjustments. In addition, the Employment Agreement provided for bonuses, reimbursement of business expenses, provision of an automobile, health insurance and related benefits. Effective August 2, 1999, Mr. Weitzer's Employment Agreement was terminated and he entered into a five month Consulting Agreement with the Company whereby he agreed to devote substantially all of his business time to the affairs of the Company. In consideration for acting as a consultant to the Company, Mr. Weitzer was paid $29,167 per month.

Compensation Committee Report on Executive Compensation

     A change in control of the Company was effectuated on August 2, 1999 pursuant to which Century became the majority beneficial equity owner of the Company. Accordingly, executive compensation subsequent to such date and for the remainder of fiscal year ending September 30, 1999, was determined by the newly constituted Board of Directors, consisting of three nominees of Century and three remaining members of the Board who were Board members prior to the change in control. The Compensation Committee of the Board of Directors has indicated that as of and subsequent to August 2, 1999, the Company's executive compensation would continue to consist of three primary components, base salary, bonus and the grant of stock options.

     The components of the Company's Executive Compensation (salary, bonus and stock options) are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) rewarding management for short and long term accomplishments, (iii) aligning the interests of management with those of the Company's shareholders, and (iv) relating management compensation to the achievement of Company goals and the Company's performance.

     Prior to August 2, 1999, the Board's determination of fiscal 1999 salary and bonus for the Company's executive officers (other than Harry Weitzer) was made after reviewing and considering a number of factors, including job responsibility, level of performance, achievement of Company goals, Company performance, compensation levels at competitive companies and the Company's historical compensation levels. Although Company performance was one of the factors considered, the Board's compensation decisions were based upon an overall review of the relevant factors and compensation was not tied to Company performance by any specific relationship or formula.

     To the knowledge of the current members of the Compensation Committee, the determination of fiscal 1999 salary, bonus and stock options for Harry Weitzer, the Chairman of the Board, President and Chief Executive Officer of the Company, was based upon an employment agreement and a stock option agreement between the Company and Mr. Weitzer. In negotiating the employment agreement, the Company analyzed the compensation of chief executive officers of public companies within the home building industry and public companies similar in size to the Company. There was no specific relationship or formula by which Mr. Weitzer's compensation was tied to Company performance.

                                         Jose Cancela
                                         Armando Guerra

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. None of the Executive Officers of the Company have served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.

Comparison of Total Shareholder Returns

     The graph below compares the cumulative total returns, including the reinvestment of dividends, of the Class A Common Stock with the companies in the Nasdaq Stock Market (U.S.) Index and with seven peer group companies which include: Borror Corp., Engle Homes, Inc., Oriole Homes Corp., Rottlund Homes Inc., Sundance Homes, Inc., Washington Homes, Inc. and Zaring Homes, Inc. (the "Peer Group"). The Peer Group consists of homebuilders who either (i) concentrate their operations primarily within one geographical area of the country and have a market capitalization of less than $50 million, or (ii) concentrate their operations primarily in Florida and have a market capitalization of less than $100 million. The comparison covers a period from April 26, 1995 to September 30, 1999, and is based on an assumed $100 investment on April 26, 1995 (the date of the initial public offering of the Class A Common Stock) in the Nasdaq Stock Market (U.S.) Index, the Peer Group and in the Class A Common Stock.

                                    [GRAPH]


                              VALUE ON
-------------------------------------------------------------------------
                              4/26/95  9/30/96  9/30/97  9/30/98  9/30/99

Weitzer Homebuilders, Inc.        100       31       15        6       26
Peer Group                        100      117      132      122       92
NASDAQ Stock Market - US          100      164      225      229      372
-------------------------------------------------------------------------

     The preceding sections entitled "Compensation Committee Report on Executive Compensation" and "Comparison of Total Shareholder Returns" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission (the "Commission"), will not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

                              CERTAIN TRANSACTIONS

     On August 2, 1999, Century Partners Group, Ltd. ("Century"), a Florida limited partnership, purchased an aggregate 8,855,000 shares of Class A and Class B common stock of the Company, from Chai Capital, Ltd. ("Chai"), the Company's principal shareholder prior to this transaction, which resulted in a change in control of the Company. In addition, Century acquired options to purchase, directly from the Company, 22,123,893 shares of the Company's Class A Common Stock at an exercise price of $1.13 per share (the "Options"), in consideration of the payment of $1,130,998. The options provided the exercise price may be tendered in cash or by conveyance to the Company of assets having a fair market value equal to the exercise price.

     On September 2, 1999 and September 30, 1999, Century exercised their options and received 22,123,893 aggregate shares of Class A Common Stock of the Company. As consideration for issued shares, Century conveyed to the Company cash, cash equivalents, Century's interest in five limited partnerships and certain other assets. Three of the limited partnerships conveyed were wholly owned subsidiaries of Century and the other two limited partnerships were 50% owned by Century.

     As a result of the above transactions, as of September 30, 1999, Century had obtained a 89.7% interest in the Company. In addition, at the closing of the Chai transaction, two of the Company's then five directors resigned, the Company's Board of Directors was expanded to six persons and the Company appointed Sergio Pino, Armando Guerra and Jose Cancela to the Company's Board of Directors.

     On March 9, 2000, the Company issued 2,637,644 shares of Class A Common Stock to Century. As consideration for the issued shares, Century conveyed to the Company an aggregate $4,120,000 in cash & cash equivalents.

     Effective as of January 1, 1999, the Company entered into a five-year employment agreement (the "Employment Agreement") with Mr. Harry Weitzer, its former Chairman, President and Chief Executive Officer, whereby he agreed to devote substantially all of his business time to the affairs of the Company. The Employment Agreement provided for an initial salary of $350,000, with annual cost of living adjustments. In addition, the Employment Agreement provided for bonuses, reimbursement of business expenses, provision of an automobile, health insurance and related benefits. As of August 2, 1999, Mr. Weitzer's Employment Agreement was terminated and he entered into a five month Consulting Agreement with the Company whereby he agreed to devote substantially all of his business time to the affairs of the Company. In consideration for acting as a consultant to the Company, Mr. Weitzer was paid $29,167 per month.

     Michael Ambrosio, a Director of the Company, entered into an agreement with the Company in September 1998 to furnish consulting services. The agreement provides that Mr. Ambrosio will be paid a monthly fee of $3,000, on a month-to-month basis. The agreement was canceled on August 2, 1999. For the fiscal year ended September 30, 1999, Mr. Ambrosio was paid $30,000. A trust for the benefit of Mr. Ambrosio's wife is a limited partner of Chai. Mr. Ambrosio is an officer and director of Chai Capital Corp., the general partner of Chai .

     Effective August 2, 1999, Mr. Rosewater resigned as Vice-President of Sales and Marketing of the Company and left the employ of the Company on September 24, 1999. Upon his resignation as an employee, as a result of the change in control, Mr. Rosewater was paid the sum of $75,000, which amount was funded by Chai in accordance with its previously executed agreements between Chai and Century.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of the Company Shareholders that are intended to be presented at the Company's next Special Meeting must be received by the Company no later than December 21, 2000 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                              By Order of the Board of Directors,


                              KEYLA ALBA-REILLY,
                              Secretary
Miami, Florida
March 23, 2000

                        QUARTERLY FINANCIAL STATEMENTS

               WEITZER HOMEBUILDERS INCORPORATED AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS


                                                            December 31,   September 30,
                                                                1999           1999
                                                          ------------------------------
                                                             (Unaudited)
ASSETS
Cash                                                         $ 4,073,968     $ 2,395,002
Land and land development costs                               37,776,292      39,327,397
Construction-in-progress                                      22,291,475      25,305,277
Model furnishings                                                250,191         290,023
Deferred loan costs                                              377,109         281,935
Goodwill                                                       5,726,192       5,799,942
Investments in unconsolidated partnerships                     1,455,891       1,463,391
Other assets                                                   3,951,590       2,846,015
                                                          --------------     -----------
                                                             $75,902,708     $77,708,982
                                                          ==============     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Customer deposits                                            $ 2,175,187     $ 2,253,529
Accounts payable and accrued liabilities                       5,760,329       3,250,605
Acquisition, development, and construction loans payable      36,404,428      41,377,879
Notes and loans payable                                          854,527         709,289
                                                          --------------     -----------
                                                              45,194,471      47,591,302
                                                          --------------     -----------

Shareholders' equity:
  Preferred Stock, $.01 par, 5,000,000 shares authorized,              -               -
   none issued
  Class A Common Stock, $.01 par, 40,000,000 shares              334,345         334,128
   authorized, 33,434,468 and 33,412,718 shares issued
   and outstanding as of December 31, 1999 and
   September 30, 1999, respectively
  Class B Common Stock, $.01 par, 1,500,000 shares                15,000          15,000
   authorized, issued and outstanding
Additional paid-in capital                                    29,794,323      29,768,552
Retained earnings                                                564,569               -
                                                          --------------     -----------
                                                              30,708,237      30,117,680
                                                          --------------     -----------
                                                             $75,902,708     $77,708,982
                                                          ==============     ===========


            See Notes to Consolidated Condensed Financial Statements

               WEITZER HOMEBUILDERS INCORPORATED AND SUBSIDIARIES
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (Unaudited)



                                                     Three months ended
                                                        December 31,
                                              --------------------------------
                                                   1999               1998
                                                 (Purchase        (Predecessor
                                                Accounting           Basis)
                                                  Basis)
                                              --------------      ------------
Revenues:
     Sales of homes                             $22,073,039        $14,505,880
     Interest income                                 30,323             11,637
     Other income                                   765,977            149,914
                                              --------------      ------------
                                                 22,869,339         14,667,431
                                              --------------      ------------

Operating costs and expenses:
     Cost of homes sold                          19,826,265         12,749,705
     Selling expenses                             1,336,037          1,066,412
     General and administrative                     886,665            525,841
     Depreciation and amortization                  254,080            163,604
     Interest expense                                 1,723              3,376
                                              --------------      ------------
                                                 22,304,770         12,724,475
                                              --------------      ------------

     Income before income taxes                     564,569            158,493

     Provision for income taxes                           -                  -
                                              --------------      ------------

     Net income                                 $   564,569        $   158,493
                                              ==============      ============

     Basic earnings per common share                  $0.02              $0.03
                                              ==============      ============

     Diluted earnings per common share                $0.02              $0.02
                                              ==============      ============

     Weighted average number of common shares
      outstanding                                33,421,239          5,645,968
                                              ==============      ============


            See Notes to Consolidated Condensed Financial Statements

               WEITZER HOMEBUILDERS INCORPORATED AND SUBSIDIARIES
                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                                 Three months ended
                                                                    December 31,
                                                          -----------------------------
                                                                1999               1998
                                                              (Purchase        (Predecessor
                                                             Accounting           Basis)
                                                               Basis)
                                                          ---------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                $    564,569       $    158,493
  Adjustments to reconcile net income to net cash provided
   by (used in) operating activities:
  Depreciation, amortization and other non-cash charges          284,468            226,895
Changes in assets and liabilities:
  Land, land development costs, and construction-in-           4,564,907          2,223,737
   progress
  Other assets                                                  (705,575)           620,207
  Customer deposits                                              (78,342)            15,353
  Accounts payable and accrued liabilities                     2,509,724           (834,468)
                                                          ---------------    --------------
                                                               6,575,182          2,251,724
                                                          ---------------    --------------
Net cash provided by operating activities                      7,139,751          2,410,217
                                                          ---------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Deposits on future projects                                   (300,000)                 -
                                                          ---------------    --------------
Net cash used in investing activities                           (300,000)                 -
                                                          ---------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from acquisition, development and construction     11,236,445          8,566,808
   loan borrowings
  Payments on acquisition, development and construction      (16,209,896)       (10,814,739)
   loans
  Deferred loan cost payments                                   (197,404)           (14,936)
  Payments on notes payable                                      (15,918)           (47,393)
  Proceeds from issuance of stock options                         25,988
                                                          ---------------    --------------
Net cash used in financing activities                         (5,160,785)        (2,310,260)
                                                          ---------------    --------------

NET INCREASE IN CASH                                           1,678,966             99,957

CASH BEGINNING OF PERIOD                                       2,395,002            482,879
                                                          ---------------    --------------
CASH END OF PERIOD                                          $  4,073,968       $    582,836
                                                          ---------------    --------------

Supplemental disclosure of cash flow information:
  Cash paid for interest, net of amount capitalized         $      1,723       $      3,376
                                                          ===============    ==============

            See Notes to Consolidated Condensed Financial Statements

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND BUSINESS

Weitzer Homebuilders Incorporated was incorporated under the laws of the State of Florida in June 1994, and engages, through its wholly owned subsidiaries, in the design, construction and sale of moderately priced single-family residences and townhouses in Miami-Dade and Broward counties in South Florida.

Recent Developments

On August 2, 1999, Century Partners Group, Ltd. ("Century"), a Florida limited partnership, purchased an aggregate 8,855,000 shares of Class A and Class B common stock of the Company, from Chai Capital, Ltd. ("Chai"), the Company's principal shareholder prior to this transaction, which resulted in a change in control of the Company. In addition, Century acquired options to purchase, directly from the Company, 22,123,893 shares of the Company's Class A Common Stock at an exercise price of $1.13 per share (the "Options"), in consideration of the payment of $1,130,998. The options provided the exercise price may be tendered in cash or by conveyance to the Company, assets having a fair market value equal to the exercise price.

On September 2, 1999 and September 30, 1999, Century exercised their option and received 22,123,893 aggregate shares of Class A Common Stock of the Company, at $1.13 per share. As consideration for issued shares, Century conveyed to the Company cash, cash equivalents, Century's interest in five limited partnerships and certain other assets. Three of the limited partnerships conveyed were wholly owned subsidiaries of Century and the other two limited partnerships were 50% owned by Century.

As a result of the above transactions, as of September 30, 1999, Century had obtained a 89.7% interest in the Company. Under generally accepted accounting principles, Century's basis in the Company is pushed down to the separate financial statements of the Company. As a result, to the extent of this 89.7% change in ownership, assets and liabilities of the Company were adjusted to the fair value, capital was adjusted to reflect Century's purchase price for its ownership interest, including a reclassification of the predecessor's accumulated deficit against additional paid in capital and the difference between Century's basis in its interest in the Company and its proportionate share of the fair value of the net assets was recorded as goodwill.

Comparative financial statements and notes to the consolidated financial statements for periods prior to the change in control are reflected at their historical amounts as previously reported by the Company ("predecessor basis").


The accompanying unaudited consolidated condensed financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions for Form 10-Q and Rule 10-01 of Regulation S-X. These financial statements do not include all information and notes required by generally accepted accounting principles for complete financial statements, and should be read in conjunction with the audited financial statements and notes thereto included in the Company's annual report on Form 10-K for the year ended September 30, 1999. The September 30, 1999 fiscal year end condensed balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles. The financial information furnished reflects all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented. The results of operations are not necessarily indicative of results of operations, which may be achieved in the future.

NOTE 2 - CAPITAL STOCK

The Class A Common Stock and the Class B Common Stock vote together as a single class and are entitled to one vote per share, unless otherwise required by applicable law and regulation.

In accordance to the Company's Articles of Incorporation, prior to the Company having earned an aggregate of $7.5 million of adjusted operating income (as defined), the holders of Common Stock are entitled to receive dividends, to the extent funds are legally available, at the rate of $0.325 per share per annum for Class A Common Stock and $0.001 per share per annum for Class B Common Stock, payable on a quarterly basis. Since August 1996, the Board of Directors of the Company has elected to forego the regularly scheduled cash dividend payments on its outstanding shares of Class A Common Stock and Class B Common Stock. Cash dividends on the Class A and Class B Common Stock are cumulative, and accordingly, the amount of such dividends would inure for the benefit of the Company's shareholders. The Company accrues such dividends on its financial statements only if and when the Company's Board of Directors declares such dividends. As of December 31, 1999, cumulative unpaid dividends in arrears amounted to approximately $6,800,000.

Each share of Class B Common Stock can be converted into one share of Class A Common Stock if the Earnings Achievements Date (as defined) has occurred and all accumulated and unpaid dividends on the Class A Common Stock have been declared and paid in full.

                         YEAR END FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Weitzer Homebuilders Incorporated:

We have audited the accompanying consolidated balance sheet (purchase accounting basis) of Weitzer Homebuilders Incorporated and Subsidiaries (the "Company") as of September 30, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows (predecessor basis) for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Weitzer Homebuilders Incorporated and Subsidiaries as of September 30, 1999, and the results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II - Valuation and Qualifying Accounts is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.


DELOITTE & TOUCHE LLP

Miami, Florida
January 26, 2000

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Weitzer Homebuilders Incorporated:

We have audited the accompanying consolidated balance sheet of Weitzer Homebuilders Incorporated and Subsidiaries as of September 30, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Weitzer Homebuilders Incorporated and Subsidiaries as of September 30, 1998, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II - Valuation and Qualifying Accounts is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida
November 25,1998

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
Weitzer Homebuilders Incorporated and Subsidiaries

We have audited the accompanying consolidated balance sheet of Weitzer Homebuilders Incorporated and Subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Weitzer Homebuilders Incorporated and Subsidiaries as of September 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. The Company has bonds payable in the amount of $3.75 million, which have a scheduled maturity in June 1998. Management's plans to restructure or refinance the bonds payable are also discussed in the notes to the 1997 financial statements (not presented separately herein). If the Company is unable to achieve any of the alternatives discussed in the notes to the 1997 financial statements (not presented separately herein), there is substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability of asset carrying amounts or the amount of liabilities that might result should the Company be unable to continue as a going concern.

PricewaterhouseCoopers LLP
Miami, Florida
December 12, 1997

               WEITZER HOMEBUILDERS INCORPORATED AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
               SEPTEMBER 30, 1999 (purchase accounting basis) AND
                     SEPTEMBER 30, 1998 (predecessor basis)

                                                                             1999          1998
                                                                         ------------  -------------
ASSETS
Cash                                                                      $ 2,395,002   $   482,879
Land and land development costs                                            39,327,397    22,773,115
Construction-in-progress                                                   25,305,277    17,250,423
Model furnishings                                                             290,023       695,031
Deferred loan costs                                                           281,935       690,352
Goodwill                                                                    5,799,942             -
Investments in unconsolidated partnerships                                  1,463,391             -
Other assets                                                                2,846,015     1,208,483
                                                                       --------------   -----------
                                                                          $77,708,982   $43,100,283
                                                                       ==============   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Customer deposits                                                         $ 2,253,529   $ 1,334,428
Accounts payable and accrued liabilities                                    3,250,605     5,189,413
Acquisition, development, and construction loans payable                   41,377,879    27,814,542
14% convertible subordinated debentures                                             -     4,000,000
Notes and loans payable                                                       709,289       421,028
                                                                       --------------   -----------
                                                                           47,591,302    38,759,411
                                                                       --------------   -----------
Commitments and contingencies (Note 12)

Shareholders' equity:
  Preferred Stock, $.01 par, 5,000,000 shares authorized, none issued               -             -
    Class A Common Stock, $.01 par, 40,000,000 shares authorized,             334,128        41,460
     33,412,718 and 4,145,968 shares issued and outstanding in 1999 and 1998
Class B Common Stock, $.01 par, 1,500,000 shares authorized, issued            15,000        15,000
 and outstanding
 Additional paid-in capital                                                29,768,552    11,313,093
Accumulated deficit                                                                 -    (7,028,681)
                                                                       --------------   -----------
                                                                           30,117,680     4,340,872
                                                                       --------------   -----------
                                                                          $77,708,982   $43,100,283
                                                                       ==============   ===========

The accompanying notes to consolidated financial statements are an integral part of these statements.

               WEITZER HOMEBUILDERS INCORPORATED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998 AND 1997
                              (predecessor basis)

                                                     1999           1998           1997
                                                 -------------  -------------  -------------
Revenues:
   Sales of homes                                 $53,701,005    $50,599,859    $55,419,763
   Interest income                                     39,657        125,122        159,142
   Other income                                       462,367        235,285        285,313
                                               ---------------   ------------   -----------
                                                   54,203,029     50,960,266     55,864,218
                                               ---------------   ------------   -----------

Operating costs and expenses:
   Costs of homes sold                             49,179,140     44,451,097     51,743,605
   Selling expenses                                 3,924,266      4,352,620      4,349,641
   General and administrative expenses              1,949,314      2,107,037      1,825,403
   Depreciation and amortization                    1,385,737        776,432        591,866
   Goodwill write-off                                       -              -        331,570
   Discontinued land acquisition expense                    -              -         92,215
   Interest expense                                    23,497         57,938         98,197
                                               ---------------   ------------   -----------
                                                   56,461,954     51,745,124     59,032,497
                                               ---------------   ------------   -----------

Net loss                                          $(2,258,925)   $  (784,858)   $(3,168,279)
                                               ===============   ============   ===========

Basic and fully diluted loss per common share          $(0.29)        $(0.19)        $(0.82)
                                               ===============   ============   ===========

Weighted average number of common shares
   outstanding                                      7,921,675      4,158,688      3,860,254
                                               ===============   ============   ===========


The accompanying notes to consolidated financial statements are an integral part of these statements.

               WEITZER HOMEBUILDERS INCORPORATED AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998 AND 1997


                             Class A Common Stock    Class B Common Stock
                             ---------------------  ----------------------  Additional
                               Number                Number                  Paid-in      Accumulated
                             Of shares     Amount    of shares      Amount    Capital        Deficit        Total
                             ----------   --------  ----------     -------- -----------   ------------  -----------

Balance at September 30,
 1996 (predecessor basis)     2,360,254     23,603  1,500,000       15,000   10,330,950    (3,075,544)    7,294,009
Net loss                              -          -          -            -            -    (3,168,279)   (3,168,279)
                             ----------   --------  ----------     -------- -----------   ------------  -----------
Balance at September 30,
 1997 (predecessor basis)     2,360,254     23,603  1,500,000       15,000   10,330,950    (6,243,823)    4,125,730
Proceeds from issuance of
 common stock at $.56 per
 share                        1,785,714     17,857          -            -      982,143             -     1,000,000
Net loss                              -          -          -            -            -      (784,858)     (784,858)
                             ----------   --------  ----------     -------- -----------   ------------  -----------
Balance at September 30,
 1998 (predecessor basis)     4,145,968   $ 41,460  1,500,000      $15,000  $11,313,093   $(7,028,681)  $ 4,340,872
                             ----------   --------  ----------     -------- -----------   ------------  -----------
Conversion of $4,000,000
 subordinated debentures      7,142,857     71,429          -            -    3,928,571             -     4,000,000
Proceeds from the issuance
 of  options to purchase
 22,123,893 shares of
 common stock at $1.13 per
 share                                -          -          -            -    1,130,998             -     1,130,998
Issuance of 22,123,893
 shares of common stock at
 $1.13 per share in
 exchange for cash, cash
 equivalents, partnership
 interests and certain
 other assets                22,123,893    221,239          -            -   16,631,454             -    16,852,693
Purchase accounting basis
 adjustment resulting from
 the change in control
 transaction                          -          -          -            -   (3,235,564)    9,287,606     6,052,042
Net loss                              -          -          -            -            -    (2,258,925)   (2,258,925)
                             ----------   --------  ----------     -------- -----------   ------------  -----------
Balance at September 30,
 1999 (purchase accounting
 basis)                      33,412,718   $334,128  1,500,000      $15,000  $29,768,552   $         -   $30,117,680
                             ==========   ========  ==========     ======== ===========   ============  ===========


The accompanying notes to consolidated financial statements are an integral part of these statements.

               WEITZER HOMEBUILDERS INCORPORATED AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 1999, 1998 AND 1997

                                                                            1999           1998           1997
                                                                        -------------  -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                             $ (2,258,925)  $   (784,858)  $ (3,168,279)
   Adjustments to reconcile net loss to net cash provided by   (used
    in) operating activities:
   Depreciation, amortization and other non cash charges                   1,385,737        776,432        821,341
    Non-cash charge for impairment of long lived assets                      883,150              -      2,652,000
Changes in assets and liabilities:
  Restricted escrow funds                                                          -         82,105        206,767
  Land, land development costs, and construction-in-progress               6,861,719       (841,605)   (10,328,505)
  Other assets                                                              (528,738)       (44,829)        57,175
  Customer deposits                                                          338,666        160,686       (492,379)
  Accounts payable and accrued liabilities                                (2,319,411)     2,182,773        431,325
                                                                        -------------  -------------  ------------
                                                                           6,621,123      2,315,562     (6,652,276)
                                                                        -------------  -------------  ------------
Net cash provided by (used in) operating activities                        4,362,198      1,530,704     (9,820,555)
                                                                        -------------  -------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                         (21,077)        (1,404)      (148,780)
  Proceeds from sale (purchase of) model furnishings                         (60,754)      (586,236)       359,128
  Deposits on future projects                                               (165,504)             -      1,945,277
                                                                        -------------  -------------  ------------
Net cash provided by (used in) investing activities                         (247,335)      (587,640)     2,155,625
                                                                        -------------  -------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Acquisition, development, and construction loan borrowings              33,242,158     54,595,585     47,399,418
  Payments on acquisition, development, and construction
   loans                                                                 (38,982,580)   (55,951,556)   (41,393,413)
  Proceeds from (repayments of) 10% bonds payable                                  -     (3,750,000)       309,693
  Payments on 5% debentures                                                        -              -     (1,185,000)
  Deferred loan cost payments                                               (185,932)      (722,873)             -
  Proceeds from issuance of stock options                                  1,130,998              -              -
  Proceeds from issuance of common stock                                   2,404,355      1,000,000              -
  Proceeds from issuance of 14% debentures                                         -      4,000,000              -
  Notes payable borrowings                                                   400,000        425,000         99,002
  Payments on notes payable                                                 (211,739)      (292,864)      (227,295)
                                                                        -------------  -------------  ------------
Net cash provided by (used in) financing activities                       (2,202,740)      (696,708)     5,002,405
                                                                        -------------  -------------  ------------

NET INCREASE (DECREASE) IN CASH                                            1,912,123        246,356     (2,662,525)

CASH BEGINNING OF PERIOD                                                     482,879        236,523      2,899,048
                                                                        -------------  -------------  ------------
CASH END OF PERIOD                                                      $  2,395,002   $    482,879   $    236,523
                                                                        =============  =============  ============
Supplemental disclosures of cash flow information:
  Cash paid for interest, net of amounts capitalized                    $     23,497   $     57,938   $     98,197
                                                                        =============  =============  ============

Supplemental disclosure of non-cash investing and financing activities:
  On August 2, 1999, an aggregate principal amount of $4,000,000 subordinated debentures were converted into 7,142,857 shares of Class A Common Stock.
  On September 2, 1999 and September 30, 1999, an aggregate 22,123,893 shares of
    Class A Common Stock were issued in exchange for net assets of $16,846,619, inclusive of cash and cash equivalents of $2,404,355.
  Effective September 30, 1999, as a result of the pushdown of Century's basis, the Company recorded goodwill of $5,799,942 and increased additional paid-in capital by $6,052,042. Also, the predecessor's accumulated deficit of $9,287,606 was reclassified against additional paid-in capital.
The accompanying notes to consolidated financial statements are an integral part of these statements.

WEITZER HOMEBUILDERS INCORPORATED AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   NATURE OF BUSINESS

     Weitzer Homebuilders Incorporated was incorporated under the laws of the State of Florida in June 1994, and engages, through its wholly owned subsidiaries, in the design, construction and sale of moderately priced single-family residences and townhouses in Miami-Dade and Broward counties in South Florida.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation and Consolidation

     The accompanying consolidated financial statements include the accounts of Weitzer Homebuilders Incorporated and all wholly owned subsidiaries, collectively known as "the Company". The Company's investment in partnerships in which less than a controlling interest is held are accounted for by the equity method. All significant intercompany transactions and balances have been eliminated.

     During August and September 1999, Century Partners Group, Ltd. ("Century") acquired a 89.7% controlling interest in the Company. As a result of the change in ownership, a new basis of accounting ("Purchase Accounting Basis") was established for the Company effective September 30, 1999. (See
     Note 3 to the consolidated financial statements).

     Accounting Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

     Revenue Recognition

     Sales of homes and all related costs are recognized as revenue and costs of homes sold, respectively, when sales are closed and title passes to the new homeowner.

     Long Lived Assets

     In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of", long lived assets such as land, construction in-progress and goodwill are reviewed for events or changes in circumstances, which would indicate that carrying amounts of the asset might not be recoverable. In the event that facts and circumstances indicate that the carrying value of the assets may be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated future undiscounted cash flow associated with the assets would be compared to the carrying amount to determine if a write-down to fair value is required.

     Land and Construction-in-Progress

     Land and construction-in-progress are stated at the lower of cost or fair value and consists of land and land development costs, direct construction costs, and other costs. Land and land development costs are allocated to housing units based on their relative sales value. Direct construction costs are assigned to housing units based on specific identification. All other costs are allocated to housing units based on a pro rata basis. The Company capitalizes interest, real estate taxes and similar development costs incurred during the development and construction period. Interest capitalized during fiscal year 1999, 1998 and 1997 amounted to $3,028,541, $3,472,035 and $2,522,984, respectively.

     During the fiscal years ending September 30, 1999 and 1997, the Company recorded an adjustment of approximately $883,000 and $2,652,000, respectively, to reduce the carrying value of land, land development and construction-in-progress to its fair value. These amounts have been included in costs of homes sold in the accompanying consolidated financial statement of operations. Certain of the key assumptions used in the evaluation include sales price history, absorption history and cost of construction, which includes estimates and an interest factor.

     Model Furnishings

     Model furnishings are stated at cost. Depreciation is being provided on the straight-line method over the estimated useful lives of the furnishings.


     Investments in Unconsolidated Partnerships

     The Company's investments in partnerships in which less than a controlling interest is held are accounted for by the equity method.

     Deferred Loan Costs

     Costs incurred in connection with borrowings and the issuance of bonds and debentures of the Company are deferred and amortized over the term of the related debt.

     Goodwill

     Goodwill represents the excess of the purchase price over the fair value of net assets acquired and is being amortized by the Company over a 20-year period on a straight-line basis (see

     Note 3). During the period ended September 30, 1997, the Company determined that its then recorded goodwill could not be realized and, accordingly, recorded a charge for the remaining balance of $331,570.

     Fair Value of Financial Instruments

     Carrying amounts of certain of the Company's financial instruments including cash, accrued payroll, accrued liabilities, and borrowings approximate fair value because of their short term maturities. Variable rate borrowings are fixed to market indices and thereby approximate fair value.

     Warranties

     The Company subcontracts virtually all segments of construction to others and its contracts require the subcontractors to repair or replace any deficient items related to their trade. Historically, the Company has not sustained any material claims related to warranty matters.

     Income Taxes

     Deferred tax assets and liabilities are recorded based on the differences between financial statement and income tax bases of the Company's assets and liabilities using enacted tax rates in effect for the year in which these differences are expected to reverse. The Company establishes valuation allowances against its deferred tax asset accounts, when necessary, to more accurately reflect tax benefits that are expected to be realized by the Company in the future.

     Loss Per Share

     Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted loss per share, which assumes that the stock options and warrants (see Note 9) are exercised, is not presented because the effect would be anti-dilutive. The weighted average shares outstanding used in the computation of net loss attributable to common shares are as follows:

                            Weighted Average Shares
                                  Outstanding
                              For the Years Ended
                        -------------------------------

                          1999       1998       1997
                      ---------------------------------

Class A Common Stock    6,421,675  2,658,688  2,360,254
Class B Common Stock    1,500,000  1,500,000  1,500,000
                        ---------  ---------  ---------
                        7,921,675  4,158,688  3,860,254
                        =========  =========  =========

     Recent Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, ("SFAS No.130") Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 130 did not impact the Company's results of operations, cash flows or financial position.

     In June 1997, the FASB issued Statement No. 131, ("SFAS No. 131") Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting information about a company's operating segments and related disclosures about its products, services, geographic areas and major customers in annual and interim financial statement, SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. The Company has adopted this statement in fiscal year 1999. The adoption of this statement did not impact the Company's results of operations, cash flows or financial position.

     In June 1998, the FASB issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. The statement requires the recognition of all derivatives in the balance sheet as either assets or liabilities measured at fair value. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement 133, which delayed the adoption of SFAS No. 133 for one year. As a result of SFAS No. 137, the Company will not be required to adopt SFAS until fiscal 2001. The Company has not yet determined the impact SFAS No. 133 will have on its financial position or results of operation when such statement is adopted.

     3. CHANGE IN CONTROL

     On August 2, 1999, Century purchased an aggregate 8,855,000 shares of Class A and Class B common stock of the Company directly from Chai Capital, Ltd. ("Chai"), the Company's principal shareholder prior to this transaction, for $10,000,000. In addition, Century acquired options to purchase an aggregate 22,123,893 shares of the Company's Class A Common Stock at an exercise price of $1.13 per share (the "Options"), directly from the Company, in consideration of $1,130,998. On September 2, 1999 and September 30, 1999, Century exercised their option and received 22,123,893 aggregate shares of Class A

     Common Stock of the Company $1.13 per share. As consideration for issued shares, Century conveyed to the Company cash, cash equivalents, Century's interest in five limited real estate partnerships and certain other assets.

     As a result of this change in control transaction, as of September 30, 1999, Century had obtained a 89.7% interest in the Company. Under generally accepted accounting principles, Century's basis in the Company is pushed down to the separate financial statements of the Company ("purchase accounting basis"). As a result, to the extent of this 89.7% change in ownership, assets and liabilities of the Company were adjusted to fair value, capital was adjusted to reflect Century's purchase price of its ownership interest, including a reclassification of the predecessors accumulated deficit against additional paid-in capital and any difference between Century's basis in its interest in the Company and its proportionate share of the fair value of the net assets was recorded as goodwill. As of September 30, 1999, the company's basis in Century was as follows:

Total purchase price, including $600,000 of acquisition costs and
 liabilities incurred                                                 $  10,600,000
Less:  Fair value of assets acquired                                      4,800,058
                                                                       ------------
Goodwill (excess of cost basis over fair value of assets acquired)    $   5,799,942
                                                                       ============

     The assets an liabilities conveyed in connection with the exercise of the options were recorded at historical carrying value because Century and the Company were under common control at the exercise date. With respect to the assets and liabilities received upon the exercise of the options, on an unaudited proforma basis, revenues would have increased by $10,077,756, the net loss would have decreased by $517,707 and the proforma loss per share would have decreased to $0.22 per share, had the exercise of the options occurred on October 1, 1998. The operations of the conveyed partnerships for the year ended September 30, 1998 were not significant.

     Comparative financial statements and notes to the consolidated financial statements for periods prior to the change in control are reflected at their historical amounts as previously reported by the Company (predecessor basis).

4.   CONSTRUCTION IN PROGRESS

     Construction in progress consists of the following at September 30, 1999 and 1998:

                                                1999           1998
                                           ------------   ------------

Direct construction costs                  $ 20,027,237   $ 11,839,713
Construction period interest, property
 taxes, overhead and other                    5,278,040      5,410,710

                                           ------------   ------------
                                           $ 25,305,277   $ 17,250,423
                                           ============   ============

5.   INVESTMENT IN UNCONSOLIDATED PARTNERSHIPS

     As a result of the change in control discussed in Note 3, effective September 30, 1999, the Company owns a 50% interest in two limited partnerships, Century/Dadeland Gardens, Ltd. and Dadeland Towers, Ltd. that is operating 150 rental apartment units and developing 580 condominium units.

     Condensed combined financial information of these partnerships as of September 30, 1999 is as follows:

 Century/Dadeland Gardens, Ltd.  and Dadeland Towers, Ltd.
              Condensed Combined Balance Sheet
                  As of September 30, 1999
                        (unaudited)
Assets
       Cash                                     $        500
       Building and improvements, net              6,676,931
       Other Assets                                  442,462
                                                 -----------
Total assets                                    $  7,119,893
                                                 ===========

Liabilities and capital
       Accounts payable and accrued expenses    $    203,400
       Mortgage notes payable                      4,983,320
                                                 -----------
  Total liabilities                                5,186,720
                                                 -----------
Capital of:
       The Company                                 1,463,391
       Others                                        469,782
                                                 -----------
  Total capital                                    1,933,173
                                                 -----------
Total liabilities and capital                   $  7,119,893
                                                 ===========

     The operations of the partnerships for the period from their acquisition through September 30, 1999 were not significant.

6.   NOTES AND LOANS PAYABLE

     Notes and loans payable consist of the following at September 30, 1999 and 1998:

Land acquisition, development and construction loans               1999           1998
 with specified principal payments due as                       ----------     ----------
 underlying lots, which collateralize the loan, are
 sold; interest payable monthly at rates ranging
 from prime to prime plus 1.5%.   At September
 30, 1999, the prime rate was 8.25%.                          $ 41,377,879  $  27,814,542
Notes, loans and capital lease obligations, paid monthly,
 collateralized by certain assets with interest
 rates ranging from 8.25% to prime plus 1%.                        709,289        421,028
                                                              ------------   ------------
                                                             $  42,087,168  $  28,235,570
                                                              ============   ============

   The following are the scheduled and estimated maturities of notes and loan
   payable at September 30, 1999:  2000                        $22,376,356
                                   2001                         11,210,812
                                   2002                          8,500,000
                                                               -----------
                                                               $42,087,168
                                                               ===========

     One of the loan agreements requires the Company to maintain a minimum tangible net worth, and a certain ratio of liabilities to shareholders' equity. In order to satisfy certain of these covenants for fiscal year 1998, the Company obtained waivers of compliance from the relevant lending institution through September 30, 1999. At September 30, 1999, the Company believes it is in compliance with its loan covenants. In addition, the loan agreements restrict the Company from declaring or paying any dividends or make any other distributions on any shares of capital stock of the Company.

     The change in control transaction described in Note 3 to the consolidated financial statements, required consents of certain lenders. In connection with the granting of such consents, payments on certain acquisition, development and construction loan payable were accelerated and are payable by January 31/st/, 2000. Due to the acceleration of the loan payments, the Company also accelerated the amortization of the associated deferred loan fees. This resulted in additional amortization expense of approximately $400,000, which is included in "Depreciation and amortization" in the accompanying condensed consolidated financial statements. The Company also incurred expenses of approximately $350,000 in connection with the transaction, which are included in "General and administrative" in the accompanying condensed consolidated financial statements.

7.   14% CONVERTIBLE SUBORDINATED DEBENTURES

     On July 28, 1998, the Company issued $4,000,000 of 14% Convertible Subordinated Debentures ("the Debentures") and 1,785,714 shares of the Company's authorized and unissued $.01 par value per share Class A Common Stock at $.56 per share ($1,000,000 in aggregate) to a Florida limited partnership, of which the then President of the Company was among the limited partners, for an aggregate $5,000,000. In addition, such President contributed 1,500,000 shares of Class B Common Stock of the Company to the partnership. The Debentures were due in July 2001 and were convertible at the option of the holder into shares of the Company's Class A Common Stock at a conversion price of $ .56 per share, and are subordinate to any senior debt of the Company. The proceeds of the financing were used by the Company primarily to repay the outstanding principal amount plus accrued interest on the Company's outstanding 10% bonds in June 1998. In addition, pursuant to the terms of the Debentures, the Company could not incur any new debt in excess of $200,000 per annum and could not issue any securities in the future (other than securities issuable upon exercise and/or conversion of currently outstanding derivative securities) without the prior consent of the Partnership.

     On August 2, 1999 the holder of the Debentures exercised the conversion feature of said Debentures and received 7,142,857 shares of the Company's Class A Common Stock at $.56 per share.

8.   INCOME TAXES

     The components of net deferred taxes at September 30, 1999 and 1998 are as follows:

 Deferred tax assets                      1999            1998
                                      ------------    ------------
  Net operating loss carryfowards     $  2,639,200    $  2,148,000
  Accrued expenses                               -          56,000
  Deferred writedown of assets             539,400         459,000
  Deferred contributions                    11,400           8,500
  Fixed assets                              84,100               -
                                      ------------    ------------
                                         3,274,100       2,671,500
      Less valuation allowance          (3,274,100)     (2,671,500)
                                      ------------    ------------
Net deferred tax assets               $          -    $          -
                                      ============    ============

  Reconciliation of the differences between income taxes (benefit) computed at federal statutory tax rates and the Company's recorded provision (benefit) for income taxes are as follows:

                                                    1999       1998       1997
                                                -----------  ---------  --------
Expected tax benefit at Federal statutory rate     (34.00)%   (34.00)%   (34.00)%
State income tax (benefit), net                     (3.63)%    (3.63)%    (3.63)%
Valuation allowance                                (37.63)%   (37.63)%   (37.63)%
                                                -----------  ---------  --------
      Income tax expense (benefit)                    0.0 %      0.0 %      0.0 %
                                                ===========  =========  ========

     As of September 30, 1999, the Company estimates it has net operating losses of approximately $7,015,000. Due to the conversion of certain debt instruments and Common Stock issued during 1999, which resulted in a change of ownership, the net operating losses could be limited in the future. Such carryforwards will expire beginning in the year 2008 through the year 2019. During the year ended September 30, 1999, the Company recorded an additional valuation allowance of $602,600 on its deferred tax assets to reduce the total to an amount that Management believes will ultimately be realized. SFAS No. 109 requires a valuation allowance be recorded against tax assets, which are not likely to be realized. Based upon past performance and the uncertain nature of their ultimate realization, the Company established a valuation allowance against these carryforward items and will be recognizing the benefits only as reassessment demonstrates they are realizable.

9.   STOCK-BASED COMPENSATION

     In connection with its initial public offering, the Company sold to certain lead underwriters, for nominal consideration, warrants to purchase from the Company's 160,000 shares of Class A Common Stock. The warrants are outstanding and exercisable at a price of $7.80 per share of Class A Common Stock through April 26, 2000. The warrants also provide for adjustment in the number of shares of Class A Common Stock issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Class A Common Stock. The warrants grant to the holders thereof certain rights of registration of the securities issuable upon the exercise of the warrants.

     In March 1995, the Company granted, to the Company's then President, options to purchase 150,000 shares of Class A Common Stock exercisable at $7.80 per share for a period of four years commencing April 26, 1996. In February 1997, the Company granted to directors and certain employees options to purchase 620,000 shares of Class A Common Stock exercisable at $1.75 per share for a period of 10 years. The options vest ratably over a 5-year period or immediately upon a change in control of the Company, except for options to purchase 65,000 shares, which vested immediately. In May 1999, the Company granted to certain employees options to purchase 24,500 shares of Class A Common Stock exercisable at $1.84 per share for a period of 10 years. The options vested immediately.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS' No. 123"). SFAS No. 123 requires expanded disclosure of stock based compensation arrangements with employees, and encourages, but does not require compensation costs to be measured based on the fair value of the equity instrument awarded. Companies are permitted to continue to apply Accounting Principles Board Opinion No. 25 ("APB 25"), which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company will continue to apply APB 25 to its stock based compensation awards. Accordingly, no compensation costs related to employee options have been recognized in the consolidated financial statements of the Company. Had compensation cost been determined based on the fair market value at the grant dates for awards consistent with the methods prescribed by SFAS No. 123, the Company's net loss and net loss per share per in fiscal 1999, 1998 and 1997 would have been increased to the pro forma amounts indicated below:

                       1999         1998         1997
                   ------------  ----------  ------------
Net loss:
    As reported    $(2,258,925)  $(784,858)  $(3,168,279)
                   ============  ==========  ===========
    Pro forma      $(2,301,800)  $(916,378)  $(3,281,532)
                   ============  ==========  ===========
Loss per share:
    As reported    $     (0.29)  $   (0.19)  $     (0.82)
                   ============  ==========  ===========
    Pro forma      $     (0.29)  $   (0.22)  $     (0.85)
                   ============  ==========  ===========

     The fair value of the fiscal year 1997, 1998 and 1999 option grants was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk free interest rates of 6.75%, dividend yield of 0%, expected lives of 0 years and volatility of 78%. The weighted average fair value of options granted was $1.37 for the year ended September 30, 1997 and $1.13 for the years ended September 30, 1998 and 1999.

     A summary of the status of the Company's stock-based option awards during September 30, 1999, 1998 and 1997, and changes during the years then ending, is presented below:

                                       1999               1998                 1997
                                     Weighted           Weighted             Weighted
                                      Average            Average              Average
                                 Options    Price   Options     Price    Options    Price
                                ---------  -------  --------  ---------  --------  -------
Outstanding at the beginning     850,000   $ 3.95   905,000     $ 3.82   310,000   $ 7.80
  of the year
Granted                           24,500     1.84        --         --   620,000     1.75
Exercised                             --       --        --         --        --       --
Forfeited                       (140,000)   (1.75)  (55,000)     (1.75)  (25,000)   (1.75)
                                ---------  -------  --------    -------  --------  ------
Outstanding at year end          734,500   $ 4.31   850,000     $ 3.95   905,000   $ 3.82
                                =========  =======  ========    =======  ========  ======
Exercisable at end of year       734,500            475,000              375,000
                                ========            =======              =======

10.  CAPITAL STOCK

     The Class A Common Stock and the Class B Common Stock vote together as a single class and are entitled to one vote per share, unless otherwise required by applicable law and regulation.

     In accordance to the Company's Articles of Incorporation, prior to the Company having earned an aggregate of $7.5 million of adjusted operating income (as defined), the holders of Common Stock are entitled to receive dividends, to the extent funds are legally available, at the rate of $0.325 per share per annum for Class A Common Stock and $0.001 per share per annum for Class B Common Stock, payable on a quarterly basis. Since August 1996, the Board of Directors of the Company has elected to forego the regularly scheduled cash dividend payments on its outstanding shares of Class A Common Stock and Class B Common Stock. Cash dividends on the Class A and Class B Common Stock are cumulative, and accordingly, the amount of such dividends would inure for the benefit of the Company's shareholders. The Company accrues such dividends on its financial statements only if and when the Company's Board of Directors declares such dividends. As of September 30, 1999, cumulative unpaid dividends in arrears amounted to approximately $4,000,000.

     Each share of Class B Common Stock can be converted into one share of Class A Common Stock if the Earnings Achievements Date (as defined) has occurred and all accumulated and unpaid dividends on the Class A Common Stock have been declared and paid in full.

11.  RELATED PARTY TRANSACTIONS

     Effective as of January 1, 1999, the Company entered into a five-year employment agreement (the "Employment Agreement"), with Mr. Harry Weitzer, its former Chairman, President and Chief Executive Officer, whereby he agreed to devote substantially all of his business time to the affairs of the Company. The Employment Agreement provided for an initial salary of $350,000, with annual cost of living adjustments as well as provisions for bonuses, reimbursements of business expenses, provision for automobile, health insurance and related benefits. Effective August 2, 1999, Mr. Weitzer's Employment Agreement was terminated and he entered into a five month Consulting Agreement with the Company whereby he agreed to devote substantially all of his business time to the affairs of the Company. In consideration for acting as a consultant to the Company, Mr. Weitzer is paid $29,167 per month.

     Michael Ambrosio, a Director of the Company, entered into an agreement with the Company in September 1998 to furnish consulting services. The agreement provides that Mr. Ambrosio will be paid a monthly fee of $3,000, on a month-to-month basis. The agreement for consulting services was canceled on August 2, 1999. For the fiscal year ended September 30, 1999, Mr. Ambrosio was paid $30,000.

     Effective August 2, 1999, the Company and Century, the Company's principal shareholder, share office space and certain other resources. The Company has entered into an agreement with Century, in which the expenses incurred for the shared space and resources are to be allocated between the two entities according to their proportionate share of the office square footage utilized. The Company currently occupies 90% of the space. The future expense allocation based on lease agreements for the shared space and resources is as follows:

                   %      2000    2001    2002    2003
                --------------------------------------
  The Company      90%  69,260  72,853  75,767  74,195
  Century          10%   7,696   8,095   8,419   8,244
                --------------------------------------
Combined total    100%  76,956  80,948  84,186  82,439
                ======================================

     The expense allocated to the Company for shared office space during the year ended September 30, 1999 was $8,355.

     On September 22, 1999, the Company borrowed $400,000 from Century, the Company's principal shareholder. The loan bears no defined terms, but it is considered an advance against future 7% debentures. The loan amount is included in "Notes and loan payables" of the Company's consolidated balance sheet, and the related interest expense for the year ended September 30, 1999 was $615.

12.  COMMITMENTS AND CONTINGENCIES

     Performance Bonds

     In accordance with certain governmental requirements, the Company has caused performance bonds and letters of credit aggregating $645,000 at September 30, 1999, to be issued to governmental agencies for certain of the projects to secure the completion of required improvements.

     Litigation

     The Company is involved from time to time in litigation arising in the ordinary course of its business none of which is expected to have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

               WEITZER HOMEBUILDER INCORPORATED AND SUBSIDIARIES
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                                         Charged      Charged
                                          Balance at        to           to                      Balance at
                                          Beginning      Cost and      Other                       End of
                                           of Year       Expenses     Accounts    Deduction         Year
                                        ------------   ----------   ----------   -----------   ------------
YEAR ENDED SEPTEMBER 30, 1999
Allowances deducted from assets for
  Deferred taxes                       $   2,671,500  $   602,600  $        --  $         --  $    3,274,100
                                        ============   ==========   ==========   ===========   =============
YEAR ENDED SEPTEMBER 30, 1998
Allowances deducted from assets for
  Deferred taxes                       $   2,376,500  $   295,000  $        --  $         --  $    2,671,500
                                        ============   ==========   ==========   ===========   =============
YEAR ENDED SEPTEMBER 30, 1997
Allowances deducted from assets for
  Deferred taxes                       $   1,130,400  $  1246,100  $        --  $         --  $    2,376,50
                                        ============   ==========   ==========   ===========   ============

                                                                       EXHIBIT A
                                                                       ---------

                             PROPOSED AMENDMENT TO
                         THE ARTICLES OF INCORPORATION
                                      OF
                       WEITZER HOMEBUILDERS INCORPORATED
                        (d/b/a Century Builders Group)

     Article I of the Amended and Restated Articles of Incorporation of Weitzer Homebuilders Incorporated (the "Corporation"), is hereby amended to read as follows:

                                ARTICLE I - NAME
                                ----------------

          The name of the Corporation is Century Builders Group, Inc.

     Article III of the Amended and Restated Articles of Incorporation of Weitzer Homebuilders Incorporated is hereby amended to read as follows:

                          ARTICLE III - CAPITAL STOCK
                          ---------------------------

          Section 1.  Authorized Capital Stock.  The aggregate number of shares
                      ------------------------
     of all classes of capital stock which the Corporation shall have the authority to issue is 100,000,000, of which 95,000,000 shares shall be common stock, par value $.001 per share (the "Common Stock"), and 5,000,000 shares shall be Serial Preferred Stock, par value $.01 per share (the "Preferred Stock").

          Section 2.  Serial Preferred Stock.  The Board of Directors is
                      ----------------------
     authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Preferred Stock or any series thereof. For each series, the Board of Directors shall determine by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited, to the following relative rights and preferences, as to which there may be variations among the different series:

               (a) The rate and manner of payment of dividends, if any;

               (b) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

               (c) The amount payable upon shares in the event of liquidation, dissolution or other winding-up of the Corporation;

               (d) Sinking funds provisions, if any, for the redemption or purchase of shares;

               (e) The terms and conditions, if any, on which shares may be converted or exchanged;

               (f)  Voting rights, if any; and

               (g) Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Florida.

          The Board of Directors shall have the authority to determine the number of shares that will comprise each series.

          Prior to the issuance of any shares of a series, but after adoption by the Board of Directors of the resolution establishing such series, the appropriate Officers of the Corporation shall file such documents with the State of Florida as may be required by law.

                                                                       EXHIBIT B

                     SECTIONS 607.1301, 607.1302, 607.1320
                                    OF THE
                        FLORIDA BUSINESS CORPORATION ACT

607.1301  Dissenters' rights; definitions.

The following definitions apply to ss. 607.1302 and 607.1320:

     (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to ss. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

607.1302  Right of shareholders to dissent.

     (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (a) Consummation of a plan of merger to which the corporation is a party:

              1.   If the shareholder is entitled to vote on the merger, or

              2. If the corporation is a subsidiary that is merged with its parent under ss. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of ss. 607.1104;

          (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to ss. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

          (c) As provided in ss. 607.0902(11), the approval of a control-share acquisition;

          (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

          (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

              1. Altering or abolishing any preemptive rights attached to any of his or her shares;

              2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

              3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

              4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

              5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

              6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

              7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation; or

          (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares.

     (2) A shareholder dissenting from any amendment specified in paragraph
(1)(e) has the right to dissent only as to those of his or her shares which are adversely affected by the amendment.

     (3) A shareholder may dissent as to less than all the shares registered in his or her name. In that event, the shareholder's rights shall be determined as if the shares as to which he or she has dissented and his or her other shares were registered in the names of different shareholders.

     (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

     (5) A shareholder entitled to dissent and obtain payment for his or her shares under this section may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

607.1320  Procedure for exercise of dissenters' rights.

     (1)

          (a) If a proposed corporate action creating dissenters' rights under ss. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and
607.1320.  A shareholder who wishes to assert dissenters' rights shall:

              1. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated, and

              2.  Not vote his or her shares in favor of the proposed action.
A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

          (b) If proposed corporate action creating dissenters' rights under ss.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for the shareholder's written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

     (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his or her shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

     (3) Within 20 days after the giving of notice to him or her, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating the shareholder's name and address, the number, classes, and series of shares as to which he or she dissents, and a demand for payment of the fair value of his or her shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his or her certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

     (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his or her shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his or her shares shall cease, and the shareholder shall be reinstated to have all his or her rights as a shareholder as of the filing of his or her notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

          (a) Such demand is withdrawn as provided in this section;

          (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

          (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

          (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

     (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

          (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

          (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

     (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his or her shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

     (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his or her shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him or her within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

     (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

     (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                       WEITZER HOMEBUILDERS INCORPORATED
                         (d/b/a Century Builders Group)
                        7270 N.W. 12th Street, Suite 410
                              Miami, Florida 33126

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sergio Pino and Armando J. Guerra, and each of them, with full power of substitution, proxies of the undersigned, to vote all the shares of Class A Common Stock, $.001 par value per share, of Weitzer Homebuilders Incorporated (d/b/a Century Builders Group), a Florida corporation, (the "Company"), which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held at the offices of Akerman, Senterfitt & Eidson, P.A. located at One S.E. Third Avenue, 28th Floor, Miami, Florida 33131 at 11:00 a.m., local time, on April 20, 2000, or any adjournment thereof, upon the matters referred to on the reverse side and, in their discretion, upon any other business as may come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1. Proposal 1 - Approval of the Name Change Amendment to the Articles of Incorporation

              [_]    FOR         [_]   AGAINST        [_]   ABSTAIN

2. Proposal 2 - Approval of the Amendment to the Articles of Incorporation to provide for one Class of Common Stock, $.001 par value per share

              [_]    FOR         [_]   AGAINST        [_]   ABSTAIN


3. Proposal 3 - Approval of the Amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company to 95,000,000

              [_]    FOR         [_]   AGAINST        [_]   ABSTAIN


4.   Proposal 4 - Election of Directors.

     Election of the following persons as Directors of the Company:


          Sergio Pino       Armando J. Guerra      Jose Cancela

              [_]                  [_]                  [_]

     Gabriel M. Bustamante    Carlos Garcia      Humberto Lorenzo

              [_]                  [_]                  [_]


[_]   FOR all nominees except          [_]  WITHHOLD authority to vote
      as indicated                           for all nominees

     (INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list above.)

                   (Continued and to be signed on other side)

5. Proposal 5 - Ratification of Appointment of Deloitte & Touche LLP as Independent Accountants

              [_]    FOR         [_]   AGAINST        [_]   ABSTAIN


6. To transact such other business as may properly come before the meeting

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

     The undersigned acknowledges receipt of Notice of Special Meeting of Shareholders dated March 23, 2000, and the accompanying Proxy Statement.

                                                    Dated: ______________, 2000.



____________________________
Signature


____________________________
Names (s) (typed or printed)

____________________________

____________________________

____________________________
Address(es)



Please sign exactly as name appears herein. When share are held by joint tenants, both should sign. When singing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.